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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Hydril Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

HYDRIL COMPANY
3300 North Sam Houston Parkway East
Houston, Texas 77032-3411
March 21, 2005
Dear Stockholder:
      On behalf of your board of directors and management, you are cordially invited to attend the annual meeting of stockholders to be held at The Omni Houston Hotel, Four Riverway, Houston, Texas 77056, on May 17, 2005 at 9:00 a.m.
      It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card in the accompanying envelope or, if you are a holder of common stock, submit your proxy using the Internet or telephone procedures provided on the proxy card prior to the annual meeting. The proxy is revocable and will not be used if you are present at the meeting and prefer to vote your shares in person.
      You will find information regarding the matters to be voted on at the meeting in the following pages. Our 2004 Annual Report to Stockholders is also enclosed with these materials.
      We appreciate your interest in Hydril, and we look forward to seeing you on May 17, 2005.

Sincerely,

Christopher T. Seaver
President, Chief Executive Officer and Director

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held May 17, 2005
To the Stockholders of Hydril Company:
      The annual meeting of stockholders of Hydril Company will be held at The Omni Houston Hotel, Four Riverway, Houston, Texas 77056, on May 17, 2005 at 9:00 a.m. The purpose of the meeting is to vote on the following proposals, described in the accompanying proxy statement, and any other business that may properly be presented at the meeting or any reconvened meeting after any adjournment of the meeting:

1) Election of three directors to serve for a three-year term

2) Approval of the Hydril Company 2005 Incentive Plan

3) Ratification of the appointment of Deloitte & Touche LLP as Hydril’s independent registered public accounting firm for 2005
      Only stockholders of record at the close of business on March 21, 2005 may vote.
      You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, please vote by signing, dating and returning the accompanying proxy as soon as possible.

By Order of the Board of Directors

Chris D. North
Secretary
March 21, 2005
3300 North Sam Houston Parkway East
Houston, Texas 77032-3411

HYDRIL COMPANY
3300 North Sam Houston Parkway East
Houston, Texas 77032-3411

PROXY STATEMENT

INTRODUCTION
      The Board of Directors of Hydril Company is soliciting proxies to be used at the 2005 annual meeting of stockholders. We expect to mail this proxy statement and the accompanying proxy to stockholders beginning on or about April 8, 2005. The mailing address of Hydril’s principal executive offices is 3300 North Sam Houston Parkway East, Houston, Texas 77032-3411. For a period of ten days prior to the annual meeting, a complete list of stockholders of record entitled to vote at the annual meeting will be available at Hydril’s executive offices for inspection by stockholders during ordinary business hours for proper purposes.
VOTING PROCEDURES
Who May Vote
      Holders of record of common stock and class B common stock at the close of business on March 21, 2005, the record date, will be entitled to vote their shares at the annual meeting. As of the record date, Hydril Company had 19,391,435 shares of common stock and 4,032,270 shares of class B common stock outstanding for total shares outstanding of 23,423,705. Each share of common stock is entitled to one vote. Each share of class B common stock is entitled to ten votes. The holders of common stock and class B common stock will vote together as a single class on all matters to be considered at the annual meeting, and their votes will be counted and totaled together.
How to Vote
      If you are a stockholder of record, you may vote:

1.	By attending the meeting;

2.	By signing, dating and returning your proxy in the envelope provided; or

3.	If you are a holder of common stock, by submitting your vote using the Internet or telephone procedures provided on the proxy card (those procedures are not available for Class B shares).
      If you hold your shares through a bank or broker and wish to attend the annual meeting and vote your shares in person, you must indicate your desire to do so on the voting instruction form provided by your bank or broker and your bank or broker will send you a proxy.
      If you return your signed proxy prior to the annual meeting, your shares will be voted as you direct. You can specify whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from each of the other proposals. If you return your signed proxy card and do not specify how you want to vote your shares, your shares will be voted for each of the proposals set forth in this proxy statement. If any other items of business properly come before the meeting, the persons named in the proxy will vote in accordance with their best judgment.
Proxies Can Be Revoked
      You can revoke your proxy at any time before its exercise in any of the following ways:

1. By submitting written notice of revocation to the Secretary of Hydril;

2. By submitting another proxy that is properly signed and later dated; or

3. By voting in person at the annual meeting.
Required Votes
      The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast will constitute a quorum at the annual meeting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining whether the quorum requirement is satisfied.

      If a broker does not have discretion to vote shares held in street name on a particular proposal and does not receive instructions from the beneficial owner on how to vote those shares, the broker may return the proxy card without voting on that proposal. This is known as a “broker non-vote.” If you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors and the ratification of the independent auditors even if the broker does not receive voting instructions from you. Accordingly, for those two matters broker non-votes will not exist and therefore will have no effect on the vote on those matters. Under the NASDAQ stock market rules, most brokers are not permitted to vote your shares on the proposal relating to the Hydril Company 2005 Incentive Plan (the “2005 Incentive Plan”) absent instructions from you. Without your voting instructions on this item, a broker non-vote will occur.
      The directors will be elected by a plurality of the votes cast in person or by proxy. This means that the director nominees with the most votes are elected. Only votes “for” or “withheld” affect the outcome. Abstentions are not applicable for purposes of the election of directors.
      Approval of the 2005 Incentive Plan will require the affirmative vote of holders of a majority of the votes present or represented by proxy at the meeting (as counted for purposes of determining the existence of a quorum at the meeting). Accordingly, abstentions and broker non-votes will have the effect of a vote against the 2005 Incentive Plan.
      Ratification of the appointment of the independent accountants for 2005 will require the affirmative vote of holders of a majority of the votes cast in person or by proxy on the matter. Although abstentions are counted as present in determining whether the quorum requirement is satisfied, abstentions will not affect the outcome of the voting for this matter, because they are not votes cast “for” or “against” the proposal.
      Should any other business come before the meeting, the approval of the holders of a majority of the votes present or represented by proxy at the meeting (as counted for purposes of determining a quorum at the meeting) is required.
Expenses of Solicitation
      The cost of soliciting proxies will be paid by Hydril. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of Hydril without additional compensation, by personal interview, telephone, telegram or other means of electronic communication. Hydril will also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by such entities, and Hydril will, upon the request of such record holders, reimburse reasonable forwarding expenses.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth the number of shares of common stock and class B common stock beneficially owned by:

•	each person or entity known to Hydril to be a beneficial owner of 5% or more of either class of Hydril’s voting securities or having beneficial ownership of voting stock holding 5% or more of the voting power;

•	each of Hydril’s directors or nominees for director;

•	Hydril’s chief executive officer and each of its other named executive officers; and

•	all of Hydril’s executive officers and directors as a group.
      Also set forth below is the percentage such shares represent, of the 23,397,937 total shares of common stock and class B common stock outstanding on February 28, 2005, and the percentage such shares represent of the combined voting power, based on each holder of class B common stock being entitled to ten votes per share and each holder of common stock being entitled to one vote per share. On February 28, 2005, there were 19,125,647 shares of common stock and 4,272,290 shares of class B common stock outstanding. The class B common stock converts into common stock on a one for one basis at the option of the holder. Information regarding the shares beneficially owned is as of February 28, 2005, except with respect to 5% stockholders, which is generally based on filings made with the Securities and Exchange Commission regarding ownership as of December 31, 2004. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares that the holder may acquire within 60 days upon exercise of stock options. As described in the footnotes, voting and/or investment power with respect to shares held by various trusts is shared by some of the named stockholders, and thus those shares are shown as beneficially owned by more than one person.

	Shares		Percentages

	Class B		Combined	Combined
	Common	Common	Outstanding	Voting
	Stock	Stock	Shares	Power

5% Stockholders:
Richard C. Seaver(1)	2,603,924	100,000	11.56%	42.26%
Myron E. Harpole(2)	1,822,039	118,500	8.29%	29.65%
Blanche Ebert Seaver Endowment for Frank R. Seaver College and Northern Trust Bank of California, N.A.(3)	1,321,424	100,000	6.07%	21.53%
The Seaver Institute and the Trust under Paragraph VIII of the Will of Frank R. Seaver, Deceased(4)	950,016	—	4.06%	15.36%
Capital Research and Management and SMALLCAP World Fund, Inc.(5)	—	2,150,000	9.19%	3.48%
T. Rowe Price Associates, Inc.(6)	—	2,110,100	9.02%	3.41%
Barclay’s Global Investors, N.A. and Barclay’s Global Fund Advisors(7)	—	903,077	3.86%	1.46%
Other Directors and Executive Officers:(8)
Jerry S. Cox	—	11,866	*	*
E. Charles Chauviere III	—	667	*	*
Roger Goodan	—	5,960	*	*
Gordon T. Hall	—	2,960	*	*
Charles E. Jones(9)	—	9,287	*	*
Kenneth S. McCormick	—	500	*	*
Chris D. North	—	5,205	*	*
Neil G. Russell	—	17,382	*	*
Christopher T. Seaver	111,100	106,300	*	1.96%
Patrick T. Seaver	33,135	—	*	*
T. Don Stacy	—	2,500	*	*
Lew O. Ward	—	12,466	*	*
All directors and executive officers as a group(10) (13 persons)	1,426,735	175,093	6.80%	23.30%

*	Less than 1%

(1)	Richard C. Seaver is Chairman of the Board of Hydril. Of these shares, Richard C. Seaver reports sole voting and dispositive power over 90,000 shares, which are held directly by Richard C. Seaver. Richard C. Seaver reports shared voting and dispositive power over 2,513,924 shares of class B common stock and 100,000 shares of common stock as follows: 1,192,500 shares of class B common stock held by Richard C. Seaver as sole trustee of the Richard C. Seaver Living Trust and 1,321,424 shares of class B common stock and 100,000 shares of common stock held by the Endowment (see footnote 3). Except for the 90,000 shares held directly by Richard C. Seaver and the 1,192,500 shares held by him as sole trustee of the Richard C. Seaver Living Trust, Richard C. Seaver disclaims beneficial ownership of these shares. Richard C. Seaver is the father of Christopher T. Seaver, President and Chief Executive Officer of Hydril, and Patrick T. Seaver, Vice Chairman of the Board of Hydril. Richard C. Seaver’s business address is 444 South Flower Street, Suite 2300, Los Angeles, California 90071.

(2)	Myron E. Harpole reports sole voting and dispositive power over 18,500 shares of common stock. Myron E. Harpole shares voting and dispositive power over the 1,822,039 shares of class B common stock and 100,000 shares of common stock as follows: 1,321,424 shares of class B common stock and 100,000 shares of common stock are held by him as one of three trustees of the Endowment (see footnote 3) and 500,615 shares of class B common stock are held by him as the sole trustee of four charitable trusts of which he is not a beneficiary. Mr. Harpole disclaims beneficial ownership of the shares of class B common stock set forth above. Mr. Harpole is one of 12 directors of The Seaver Institute (see footnote 4). Mr. Harpole’s business address is 140 South Lake Avenue, Suite 274, Pasadena, California 91101.

(3)	The Blanche Ebert Seaver Endowment for Frank R. Seaver College (the “Endowment”) reports that it holds shared voting and dispositive power over these shares. The sole beneficiary of the Endowment is the Frank R. Seaver College of Pepperdine University. Richard C. Seaver and Myron E. Harpole are two of the three trustees of the Endowment (see footnotes 1 and 2). Northern Trust Bank of California N.A. reports that it has shared voting and dispositive power over these shares as one of three trustees of the Endowment. Northern Trust disclaims beneficial ownership of all of these shares. The business address for the Endowment is c/o Northern Trust Bank of California N.A., 355 South Grand Avenue, Suite 2500, Los Angeles, California 90071. The business address for Northern Trust is 355 South Grand Avenue, Suite 2500, Los Angeles, California 90071.

(4)	The Seaver Institute is a non-profit corporation for scientific, educational, charitable and religious purposes, and reports sole voting and dispositive power over 66,215 shares. The Seaver Institute and the Trust created under Paragraph VIII of the Will of Frank R. Seaver, Deceased (the “Paragraph VIII Trust”) report that they have shared voting and dispositive power over 883,801 shares held by The Seaver Institute as sole trustee under the Paragraph VIII Trust, the beneficiaries of which are various educational and religious institutions. The Board of Directors of The Seaver Institute is currently comprised of 15 individuals, including Richard C. Seaver and Christopher T. Seaver, each of whom is a director of Hydril, and Martha Seaver, Victoria Seaver Dean, and R. Carlton Seaver, each of whom is the child of Richard C. Seaver and sibling of Christopher T. Seaver and Patrick T. Seaver. Victoria Seaver Dean is also the president of The Seaver Institute. The business address for each of The Seaver Institute and the Paragraph VIII Trust is 11611 San Vicente Blvd., Suite 545, Los Angeles, California 90049.

(5)	Capital Research and Management Company, an investment adviser registered under the Investment Advisers Act of 1940, reports that it has sole dispositive power over 1,132,500 shares. SMALLCAP World Fund, Inc., an investment company registered under the Investment Company Act of 1940, which is advised by Capital Research and Management Company, reports that it has sole voting power over 1,017,500 shares. The business address of each of Capital Research and Management Company and SMALLCAP World Fund, Inc. is 333 South Hope Street, Los Angeles, California 90071.

(6)	T. Rowe Price Associates, Inc. reports that it has sole voting power over 395,600 shares and sole dispositive power over 2,110,100 shares. T. Rowe Price Associates, Inc. disclaims beneficial ownership of the shares. The business address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(7)	Barclays Global Investors, N.A. reports that it has sole voting power over 417,926 shares and sole dispositive power over 447,395 shares. Barclays Global Fund Advisors reports that it has sole voting and dispositive power over 455,682 shares. The business address of each of Barclay’s Global Investors, N.A. and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, California 94105.

(8)	The amounts shown for other directors and executive officers include, in some cases, shares held by trusts of which the applicable director is a trustee and shares held by members of the immediate family of the applicable director or officer. The amounts also include shares that a holder may acquire within 60 days of February 28, 2005 upon exercise of stock options. The amounts of shares shown in the table above under “Shares — Common Stock” include options to acquire shares of common stock within 60 days of February 28, 2005 as follows: Jerry S. Cox: 9,866; Roger Goodan: 2,960; Gordon T. Hall: 2,960; Chris D. North: 4,980; Neil G. Russell: 11,332; Christopher T. Seaver: 106,300; and Lew O. Ward: 9,866. The amount shown in the table above does not include 2,500 deferred stock units held by each of the non-employee directors, which settle in cash upon vesting.

(9)	The amount of common stock held by Mr. Jones includes 8,654 shares of restricted common stock awarded on June 1, 2003. Mr. Jones has voting power over these shares, but they remain subject to forfeiture until the restricted stock award vests. The award will vest with respect to 60% of the aggregate number of shares on June 1, 2006 and with respect to 20% of the aggregate number of shares on each of June 1, 2007 and June 1, 2008.

(10)	The amounts shown for all directors and executive officers as a group does not include shares held by Richard C. Seaver as one of three trustees of the Endowment, as to which shares he disclaims beneficial ownership. The shares held by the Endowment are included in the amounts set forth for Richard C. Seaver under the caption “5% Stockholders” in the table (see footnote 1).
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that Hydril’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of Hydril’s equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Hydril common stock. Officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulation to furnish Hydril with copies of all forms they file under Section 16(a).

      To Hydril’s knowledge, based solely on a review of the copies of such reports furnished to it and written representations that such reports accurately reflect all reportable transactions and holdings, during the year ended December 31, 2004, all Section 16(a) reports applicable to its officers, directors and greater than 10% beneficial owners were filed on a timely basis, except that the June 1, 2004 automatic settlement of restricted stock units held by Mr. Russell was reported on a Form 4 later in the year, Mr. North’s Form 3 filed on March 22, 2004 inadvertently omitted certain holdings, which was corrected on a subsequent Form 3/ A filing, and a sale of shares of common stock by the Endowment on October 6, 2004 was not reported until the filing of a Form 5 for the year ended December 31, 2004.
ELECTION OF DIRECTORS
(Item 1 on Proxy Card)
      Hydril’s current restated certificate of incorporation provides that the Board of Directors will consist of not less than five nor more than twelve directors. The current number of directors is nine. The Board of Directors is divided into three classes, designated as Class I, Class II and Class III, with terms expiring in 2007, 2005 and 2006, respectively. The terms of office of the members of one class of directors expire each year in rotation so that the members of one class are elected at each annual meeting to serve full three-year terms, or until their successors are elected and qualified. Currently, each class has three directors. Richard A. Archer served as a director (Class II) until his death in February 2005. Unless you withhold authority to vote for directors in the proxy, your shares will be voted for the election of the three nominees listed below. The directors will be elected by a plurality of the votes cast in person or by proxy. All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy will vote for the election of another person or persons the Board of Directors recommends.
      The Board of Directors recommends that you vote FOR election of each nominee listed below. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.
      The terms of office for the three directors in Class II expire at this annual meeting. The nominating committee have recommended to the Board for selection the three nominees listed below for election as Class II directors. If elected, each director will serve until the annual meeting of stockholders in 2008 or until he is succeeded by another qualified director who has been elected. Hydril’s Corporate Governance Guidelines provide that a director will not normally be proposed for election after his 75th birthday. In light of his significant contribution to Hydril, the Board concluded that the continued service of Richard C. Seaver is in the best interest of Hydril, and asked him to extend his term. The terms of office of all other directors expire at the annual meeting in 2006 or 2007, as the case may be. During 2004, the Board of Directors met five times; the Compensation & Corporate Governance Committee met four times; and the Audit Committee met eight times. All directors attended at least 80% of the meetings of the Board of Directors and the committees thereof of which they are members. The following biographical information regarding the nominees for director and each director continuing in office is as of March 21, 2005.
Nominees for Class II Directors for a Three-Year Term to Expire in 2008

Gordon T. Hall, age 45, became a director of Hydril in March 2002. Mr. Hall served in various positions at Credit Suisse First Boston, an investment banking firm, including Managing Director, Senior Oil Field Services Analyst, co-head of the global energy group and Houston equity branch manager from 1987 until his retirement in February 2002. Currently, he is also a director of Hanover Compressor Company.

Richard C. Seaver, age 82, is Hydril’s Chairman of the Board, a position he has held since 1992. Mr. Seaver has served as a director since 1964, as President from 1964 to 1986, as a member of the Board of Directors’ Executive Committee from 1964 to 1992, and as Secretary and General Counsel from 1957 to 1964.

T. Don Stacy, age 71, became a director of Hydril in May 2000. Mr. Stacy served as President and Chairman of the Board of Amoco Eurasia Petroleum Co., an oil and gas exploration and production company, from February 1994 until his retirement in August 1997. Mr. Stacy served as Chairman of Crestar Energy Ltd. from 1992 until 1996.

Information on Directors Continuing in Office

Class III Directors with Terms Expiring 2006

Jerry S. Cox, age 54, became a director of Hydril in January 1999. Currently, Mr. Cox is Chairman and President of Cox & Perkins Exploration, Inc., an independent exploration and production company, positions he has held since founding Cox & Perkins in 1976. Mr. Cox received his Masters of Divinity degree from Houston Baptist University in 2004.

Roger Goodan, age 59, became a director of Hydril in March 2002. With the consent of the Compensation & Corporate Governance Committee, Mr. Goodan provides consulting services to the energy industry. Mr. Goodan served in various executive positions at Schlumberger Limited, including Vice President of Schlumberger Oilfield Services from 1973 until his retirement in 2001 and remains a consultant to Schlumberger.

Patrick T. Seaver, age 54, became a director of Hydril in 1979 and in 2002 became Vice Chairman of the Board of Directors. Since 1985, he has been a partner with the law firm of Latham & Watkins.

Class I Directors with Terms Expiring 2007

Kenneth S. McCormick, age 54, became a director of Hydril in November 2000. Mr. McCormick has been engaged as an independent investor and advisor since September 1999. From March 1999 to September 1999, he served as Senior Executive Vice President of Metro-Goldwyn-Mayer Inc., and was responsible for strategic development. Prior to joining Metro-Goldwyn-Mayer Inc., Mr. McCormick was a managing director of J.P. Morgan & Co. from 1993 to March 1999 and President of Kleinwort Benson Cross Financing, Inc. from 1984 to 1991. Mr. McCormick is also a director of Athilon Capital Corp. in New York, a privately held financial services company.

Christopher T. Seaver, age 56, is Hydril’s President, Chief Executive Officer and a director. He has served as President since June 1993, and as Chief Executive Officer and as a director since February 1997. He is a director and the secretary of the Petroleum Equipment Suppliers Association, and a director of the National Ocean Industries Association and the American Petroleum Institute.

Lew O. Ward, age 75, became a director of Hydril in March 1997. Since 1981, he has served as Chairman of the Board of Ward Petroleum Corporation, an independent exploration and production company founded by Mr. Ward. From 1981 to 2001, he also served as Chief Executive Officer of Ward Petroleum. Mr. Ward has 45 years of service with Ward Petroleum and its predecessors. He is past Chairman of the Independent Petroleum Association of America and a recipient of its “Roughneck of the Year” award.

Hydril mourns the death of Richard A. Archer and extends our deepest sympathies to his family.

Richard A. Archer, a Class II Director, passed away on February 19, 2005. He served Hydril and its shareholders for more than fifty years as an advisor, consultant and director; he became a director of Hydril in 1971 and served until his death.

CORPORATE GOVERNANCE
Corporate Governance Policy
      The Board of Directors has adopted a Corporate Governance Policy to assist the board in the exercise of its responsibilities under applicable law and the rules of the NASDAQ Stock Market. The Policy provides a framework for governance of Hydril and the Board, covering such matters as director independence, director qualifications, director orientation and continuing education, director responsibilities, director access to management, accountability of committees of the Board and other corporate governance practices and principles. The Corporate Governance Policy is available on Hydril’s website at www.hydril.com and is attached to this proxy statement as Annex C. The content of Hydril’s website is for informational purposes only and is not incorporated by reference into this proxy statement.
Director Independence
      The Board has determined that, except as follows, all of the members of the Board are “independent directors” within the meaning of Marketplace Rule 4200(a) (15) of the NASDAQ Stock Market. Christopher T. Seaver is not considered independent because he is an officer of the Company. Richard C. Seaver and Patrick T. Seaver are not considered independent because they are the father and brother, respectively, of Christopher T. Seaver.
Code of Business Conduct and Ethics
      The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all employees, including officers, and a Code of Business Conduct and Ethics for Directors, to promote honest and ethical conduct and compliance with applicable laws, rules, regulations and standards. The Codes are a reaffirmation that Hydril expects all directors and employees to uphold Hydril’s standards of honesty, integrity, ethical behavior and compliance with the law and to avoid actual or apparent conflicts of interest. Directors and employees are obligated to promptly report any good faith concerns or problems or any actual or suspected violations of the Codes. Hydril prohibits any form of retaliation against any director or employee for reporting, in good faith, suspected violations of the Codes. The Codes are available on our website at www.hydril.com.
Shareholder Communication with the Board of Directors
      Shareholders may communicate with the Board by submitting their communications in writing, addressed to the Board as a whole or, at the election of the shareholder, to one or more specific directors, in care of the Secretary of the Company to: Corporate Secretary, Hydril Company, 3300 North Sam Houston Parkway East, Houston, Texas 77032-3411. Shareholders also have the opportunity to communicate with Board members at the annual meeting. Nine of the 10 Board members were present at the 2004 annual meeting of shareholders.

      The Audit Committee of the Board of Directors has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters. Shareholders who wish to submit a complaint under these procedures should submit the complaint in writing to: Internal Audit Manager, Hydril Company, 3300 North Sam Houston Parkway East, Houston, Texas 77032-3411.
Executive Sessions
      In 2004, the independent directors met without the chief executive officer and non-independent directors present after each of the five Board meetings. Mr. Archer led the meetings of the independent directors in 2004.
Committees of the Board of Directors
      Hydril’s Board of Directors has a Nominating Committee, an Audit Committee and a Compensation & Corporate Governance Committee.

Nominating Committee
      The Nominating Committee consists of Messrs. Goodan, Hall, McCormick, Stacy and Ward, each of whom has been determined to be independent pursuant to Marketplace Rule 4200(a)(15) of the NASDAQ Stock Market. The charter of the Nominating Committee and is attached to this proxy statement as Annex B and will be available on Hydril’s website www.hydril.com in the near future. The Nominating Committee:

•	searches for, identifies, evaluates the qualifications of and recommends to the Board the slate of qualified director nominees to be elected by the stockholders in connection with each annual meeting, and any directors to be elected by the Board to fill vacancies or newly created directorships between annual meetings, and considers and evaluates nominees proposed by stockholders;

•	in assessing the qualifications of prospective nominees to the Board, considers each nominee’s personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in the best interests of the Company and its stockholders; and

•	gives consideration to the qualifications that the Committee believes must be met by prospective nominees to the Board, qualities or skills that the Committee believes are necessary for one or more of the Company’s directors to possess and standards for the overall structure and composition of the Board.
      The preliminary determination of the need to add a new member to the Board or to fill a vacancy may be made by the Chairman of the Board, the Chief Executive Officer or another member of the Board. Once any of these individuals has made such a preliminary determination, the Nominating Committee then further evaluates the need for a new member and, if they concur that a new member is needed, they evaluate the specific needs of the Board as it is then constituted and identify qualities that the candidate should possess. The Nominating Committee then initiates a search for candidates, keeping the Board informed of progress during the search process.
      The Nominating Committee solicits ideas for potential Board candidates from a number of sources including members of the Board of Directors, executive officers of the Company, individuals personally known to the members of the Board of Directors, and research. In addition, the Nominating Committee’s policy is that it will consider candidates for the Board recommended by shareholders. Any such recommendations should include the candidate’s name and qualifications for Board membership and should be submitted in writing to the Corporate Secretary of Hydril at Hydril Company, 3300 North Sam Houston Parkway East, Houston, Texas 77032-3411. The Nominating Committee will consider all candidates identified through the processes described above, and will evaluate each of them on the same basis.
      In addition, the Bylaws of the Company permit shareholders to nominate persons for election to the Board at an annual shareholders meeting, without regard to whether the shareholder has submitted a recommendation to the Nominating Committee as to such nominee. To nominate a director using this process, the shareholder must follow the procedures described under “Additional Information.”
      Once the Nominating Committee has identified a prospective nominee or nominee(s), the Nominating Committee will evaluate the candidate and determine, in each case, whether there is sufficient interest in the candidate to interview the candidate. If an interview is determined to be warranted, the Nominating Committee will recommend that the Chairman of the Board, the Chief Executive Officer and at least one member of the Nominating Committee, and one or more other members of the Board, as appropriate, interview the candidate in person or by telephone. After completing this evaluation and interview process, the Nominating Committee will consider whether to recommend one or more candidates to the full Board of Directors as persons who should be nominated to the Board of Directors and if so, to make such recommendation. The Board of Directors selects the appointees or nominees after considering the recommendation of the Nominating Committee.

Audit Committee
      The Audit Committee consists of Messrs. McCormick (Chairman), Cox and Hall, each of whom has been determined to be independent pursuant to Marketplace Rules 4200(a)(15) and 4350(d)(2)(A) of the NASDAQ Stock Market. The charter of the Audit Committee is available on Hydril’s website at www.hydril.com and was included in the 2004 proxy statement. The Audit Committee:

•	is directly responsible for the appointment, compensation, retention and oversight of the independent auditors;

•	preapproves all auditing and permitted non-audit services provided by the independent auditors;

•	reviews the independence of the independent auditors;

•	reviews Hydril’s annual audited financial statements prior to publication, discusses the results of the audit with management and the independent auditors and recommends to the Board whether those statements should be included in the Company’s Form 10-K;

•	discusses with management and the independent auditors the design, quality and adequacy of Hydril’s internal controls over financial reporting;

•	reviews the planned scope of the internal audit, significant reports to management prepared by the internal auditing department and the appointment or dismissal of the internal audit manager;

•	prepares a report to shareholders to be included in the annual proxy statement;

•	reviews and approves any related party transactions for potential conflicts of interest (as defined by the Marketplace Rules); and

•	establishes and oversees procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
      The Board has determined that several members of the Audit Committee are “audit committee financial experts”, as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission, including the chairman of the Audit Committee, Kenneth S. McCormick, whose relevant experience is described in his biography earlier in this proxy statement.

Compensation & Corporate Governance Committee
      The Compensation & Corporate Governance Committee consists of Messrs. Stacy (Chairman), Goodan and Ward. The charter of the Compensation & Corporate Governance Committee is available on Hydril’s website www.hydril.com and is attached as Annex D. The Compensation & Corporate Governance Committee:

•	reviews and determines the compensation and benefits of Hydril’s executive officers;

•	reviews and approves compensation for nonemployee members of the Board;

•	administers Hydril’s incentive compensation programs, including those providing for awards of stock, stock option or other equity based compensation;

•	reviews management succession planning and development;

•	prepares a report to shareholders on Hydril’s executive compensation to be included in the annual proxy statement; and

•	oversees the establishment and fulfillment of corporate governance standards, including determination of the independence of outside directors, development of Corporate Governance Guidelines including a Code of Conduct for the Board and assessment of Board and Committee performance and determining the appropriateness of Board member training and education.
Stock Ownership Guidelines
      The Board of Directors has adopted share ownership guidelines for non-employee directors and executive officers. Each non-employee director is expected to own shares of stock with a market value of at least three times his annual retainer, including deferred share units. Each executive officer is expected to own a number of shares of stock which the Board determines is appropriate to further align and unify such officer’s interest with those of the shareholders. All executive officers comply or, as required by the ownership guidelines, will comply within 24 months of assumption of the executive office. All shares beneficially owned, including restricted stock and other equity-based instruments such as deferred stock units, are counted towards fulfillment of the stock ownership guidelines. Unexercised stock options do not count towards fulfillment of the stock ownership guidelines.
Evaluation of Board Performance
      At least annually, the Board and each standing committee conducts an evaluation of their performance. The Board reviews these assessments and makes recommendations, if any, with a view to improving the effectiveness of the Board. The Compensation and Corporate Governance Committee is charged with the responsibility of assuring that these evaluations are conducted in a timely manner.
Director Orientation and Continuing Education
      New directors are provided with an orientation to familiarize them with Hydril’s business and operations, as well as their responsibilities and duties as directors. Directors receive continuing education through periodic briefings and presentations from management regarding Hydril’s business strategy and industry conditions. Directors are encouraged to attend appropriate third-party programs relating to the industry and board governance. During 2003, Mr. Stacy attended the Directors’ Seminar at Rice University, and Mr. Goodan and Mr. Ward attended the Directors’ Corporate Governance Program at Stanford University; and during 2004, Patrick Seaver attended the NACD/ University of Southern California seminar on The Changing Dynamics of the Corporate Board Room.
Compensation Committee Interlocks and Insider Participation
      None of Hydril’s executive officers has served as a member of a compensation committee or Board of Directors of any other entity which has an executive officer serving as a member of Hydril’s Board of Directors.

Compensation of Directors
      As Chairman of the Board, Mr. Richard C. Seaver is regarded as an employee of Hydril and was paid $125,000 by Hydril in 2004. Directors who are employees of Hydril receive no additional compensation for serving on the Board of Directors. In 2004 Hydril’s nonemployee directors received an annual retainer of $30,500. During the first and second quarters in 2004, the nonemployee directors received retainers of $7,000 per quarter and, beginning in the third quarter of 2004, the retainer was increased to $8,250 per quarter or $33,000 annually. Nonemployee directors who serve as chairman of a Board committee receive an additional $15,000 annually for serving in that capacity. Nonemployee directors also received a fee of $1,000 per day for attendance at each Board of Directors’ meeting and $1,000 per day for attendance at each committee meeting. Beginning in the third quarter of 2004, the amount paid for attendance at each Board of Directors’ meeting was increased to $1,100 and the amount paid for attendance at each committee meeting was increased to $1,100. All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof and for other expenses incurred in their capacity as directors.
      The Hydril Company 2000 Incentive Plan provides that the automatic annual nonqualified stock option award to each nonemployee director be for 3,000 shares of common stock. Accordingly, following the 2004 annual meeting of stockholders, each nonemployee director was awarded an option under the Hydril Company 2000 Incentive Plan for 3,000 shares of common stock at an exercise price of $28.79 per share. Options granted to nonemployee directors under the Hydril Company 2000 Incentive Plan have an exercise price per share equal to the fair market value as of the date of grant, a term of ten years, are fully vested upon the completion of one year of service as a nonemployee director and are exercisable in cumulative annual installments of one-third each, beginning on the first anniversary of the date of grant. The stock option agreements for all of the outstanding options awarded to nonemployee directors under the Hydril Company 2000 Incentive Plan provide that all such options become fully vested upon the termination of a director’s status as a member of the Board in connection with a change in control, as determined by the Board.
      In addition, in 2004, each nonemployee director was granted 2,500 deferred share units. The deferred share units vest and become payable in full on June 1, 2007 if the reporting person remains a member of the Board of Directors at such time, or upon termination of the director’s status as a member of the Board other than by reason of either cause or voluntary resignation without the consent of the Board, if earlier. If at any time prior to full vesting, Hydril should cancel or settle its obligations under the 2000 Incentive Plan as a result of a corporate transaction, the director’s deferred share units immediately vest. Upon vesting, the deferred share units are settled in cash at the then fair market value of the common stock on a one-for-one basis.
AUDIT COMMITTEE REPORT
      Management is responsible for Hydril’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Hydril’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The responsibility of the Audit Committee of the Board of Directors is to review Hydril’s financial reporting process on behalf of the Board of Directors.
      The Audit Committee has reviewed and discussed Hydril’s audited consolidated financial statements as of and for the year ended December 31, 2004 with the management of Hydril. Management represented to the Audit Committee that Hydril’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. In addition, the Audit Committee has discussed with Hydril’s independent auditors, Deloitte & Touche LLP, the matters required to be discussed pursuant to statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Deloitte & Touche LLP its independence.

      Based on the review, discussions, written disclosures and letter described in the immediately preceding paragraph, the Audit Committee recommended to Hydril’s Board of Directors that the audited financial statements as of and for the year ended December 31, 2004 be included in Hydril’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Kenneth S. McCormick, Chairman
Jerry S. Cox
Gordon T. Hall
      Pursuant to SEC Rules, the foregoing Audit Committee Report is not deemed “filed” with the SEC and is not incorporated by reference into Hydril’s Annual Report on Form 10-K.
COMPENSATION OF EXECUTIVE OFFICERS
      Set forth in this section is information regarding the compensation of Hydril’s Chief Executive Officer and the other four most highly compensated executive officers of Hydril.
Summary Compensation Table
      The following table provides information about the compensation of Hydril’s Chief Executive Officer and its other executive officers for services rendered in all capacities in 2002, 2003 and 2004.
Summary Compensation Table

						Long-Term
		Annual Compensation				Compensation
							Shares
					Other	Restricted	Underlying
Name and					Annual	Stock	Options	All Other
Principal Position	Year	Salary		Bonus	Compensation	Awards(1)	(Shares)(2)	Compensation(3)

Christopher T. Seaver	2004	$370,000		$405,150	—	$450,216	35,500	$40,416
President and Chief	2003	350,000		175,000	—	356,070	35,000	47,012
Executive Officer	2002	310,008		350,000	—	—	30,000	54,358

Charles E. Jones	2004	265,000		230,550	—	236,652	22,300	17,906
Executive Vice President	2003	239,583		120,000	—	237,033	10,000	16,530
and Chief Operating	2002	205,000		140,000	—	—	12,000	21,161
Officer

Neil G. Russell(5)	2004	241,263	(6)	180,317	—	161,616	15,300	27,535
Senior Vice President —	2003	242,000	(6)	100,000	—	153,384	15,300	16,938
Premium Connections and	2002	225,500	(6)	120,000	—	—	12,000	21,413
Senior Vice President —
Business Development

E. Charles Chauviere III(7)	2004	175,000		123,375	—	161,616	15,300	13,160
Vice President — Pressure	2003	149,134		60,000	—	71,214	7,580	10,584
Control

Chris D. North(8)	2004	140,691		112,369	—	176,780	15,300	12,567
Chief Financial Officer and Secretary

(1)	All grantees, except for Mr. Jones with respect to 2003, received awards of restricted stock units which automatically convert into common stock on a one-to-one basis upon vesting. Mr. Jones’ 2003 awards provided for the actual issuance of restricted shares of common stock initially and held subject to forfeiture in accordance with the vesting provisions. Awards were made in 2003 in the following amounts: Mr. Seaver: 13,000 shares; Mr. Jones: 8,654 shares; Mr. Russell: 5,600 shares; and Mr. Chauviere: 2,600 shares. Awards were made in 2004 in the following amounts: Mr. Seaver: 15,600 shares; Mr. Jones: 8,200 shares; Mr. Russell: 5,600; Mr. Chauviere: 5,600 shares; and Mr. North: 5,600 shares. Amounts set forth in the table are the value of these restricted shares based on the closing price of Hydril’s common stock on the date of grant. The awards granted to Mr. Russell in 2004 and the awards granted to

Mr. Seaver, Mr. Jones, Mr. Russell, Mr. Chauviere and Mr. North for all periods will vest with respect to 60% of the aggregate number of shares subject to the award on the third anniversary of the date of grant and with respect to an additional 20% of the aggregate number of shares subject to the award on each of the fourth anniversary of the date of grant and the fifth anniversary of the date of grant. The awards granted to Mr. Russell in 2003 will vest in four equal annual installments on the anniversary of the date of grant.

If actual shares had been issued for all of the awards, the number and value (based on the closing stock price) of restricted shares held by the individuals named above as of December 31, 2004 would have been as follows: Christopher T. Seaver: 28,600 shares and $1,301,586; Charles E. Jones: 16,854 shares and $767,026; Neil G. Russell: 11,200 shares and $509,712; Charles E. Chauviere: 8,200 shares and $373,182; and Chris D. North: 5,600 shares and $254,856.

(2)	The options granted are for the purchase of the number of shares of common stock set forth above.

(3)	All Other Compensation in 2004 consists of the following amounts paid by Hydril:

					Contributions
					to Restoration
		Contributions	Life	Long-Term	Plan and
	Contributions	to Retirement	Insurance	Disability	Related
	to 401(k)	Plan(a)	Premiums	Premiums	Amounts(b)

Christopher T. Seaver	$6,500	$12,300	$973	$331	$20,312
Charles E. Jones	4,663	6,150	697	444	5,952
Neil G. Russell	2,834	6,354	300	166	17,881
E. Charles Chauviere III	6,238	5,224	457	444	797
Chris D. North	4,749	7,124	363	331	0

(a)	The contributions consist of contributions by Hydril under the retirement plan element of Hydril’s 401(k) plan, the Hydril Company Savings Plan. The retirement plan element was added in an amendment and restatement of the Savings Plan when Hydril’s defined benefit retirement plan, covering substantially all of its U.S. employees, was frozen.

(b)	Effective April 1, 2001, Hydril implemented the Hydril Company Restoration Plan, a nonqualified, deferred compensation arrangement for a select group of management or highly compensated employees. Under the terms of the plan, participants can defer up to 15% of their regular base pay and 100% of bonuses that would otherwise be paid in cash. Amounts so deferred are included in the amounts set forth in the Summary Compensation table above under “Salary” and “Bonus,” as applicable. Hydril contributes amounts equal to those deferred by the employees to a rabbi trust. These amount are invested, at the direction of the employee, in substantially the same investment alternatives as are available under the Hydril Company Savings Plan. The Hydril Company Savings Plan allows participants to retain the benefits as to those deferred amounts to which they would have been entitled under the Hydril Company Savings Plan but for the federally mandated limits on these benefits or on the level of salary on which these benefits may be calculated. In order to restore such benefits, Hydril contributes additional amounts to the rabbi trust, which are included under “All Other Compensation.” These amounts are also invested, at the direction of the employee, in substantially the same investment alternatives as are available under the Hydril Company Savings Plan. In addition, in the case of Mr. Russell, who ceased to participate in the Restoration Plan upon reassignment to the United Kingdom during 2004, the amounts included under “All Other Compensation” include amounts paid to him at a rate of $1,710 per month since his relocation pursuant to the terms of his employment agreement in lieu of participation in the Restoration Plan.

(5)	Mr. Russell’s bonus for 2004 and a portion of his salary are denominated and paid in pound sterling and are reported here using the February 2005 average conversion rates of pound sterling to the U.S. dollar.

(6)	The amounts include a foreign service premium of $20,500 in 2002, $22,000 in 2003 and $7,830 in 2004.

(7)	Mr. Chauviere became an executive officer of Hydril on June 1, 2003. All compensation paid by Hydril to Mr. Chauviere in all capacities during 2003 is reflected in the amounts set forth above.

(8)	Mr. North was appointed Chief Financial Officer effective August 5, 2004. All compensation paid by Hydril to Mr. North in all capacities during 2004 is reflected in the amounts set forth above.

Option Grants in 2004
      Effective June 1, 2004 options with an exercise price equal to the fair market value of the common stock on the date of grant were granted to the named executive officers as set forth in the following table. The options are exercisable for common stock and were granted under the Hydril Company 2000 Incentive Plan.
Option Grants in 2004

	Individual Grants(1)

	Number of Securities
	Underlying	Percent of Total	Exercise		Grant Date
	Options Granted	Options Granted to	Price	Expiration	Present Value
Name	(shares)	Employees in 2004	(Per Share)	Date	(Per Share)(2)

Christopher T. Seaver	35,500	17%	$28.79	6/2014	$9.29
Charles E. Jones	22,300	11%	28.79	6/2014	9.29
Neil G. Russell	15,300	7%	28.79	6/2014	9.29
E. Charles Chauviere III	15,300	7%	28.79	6/2014	9.29
Chris D. North	5,900	3%	28.79	6/2014	9.29
Chris D. North	9,400	4%	33.39	6/2014	10.53

(1)	The options granted to the executive officers vest ratably over five years beginning on June 1, 2005.

(2)	The grant date present value per share of options granted was estimated as of the date of grant using the Black Scholes option-pricing model and the following assumptions: dividend yield — 0%; expected volatility — 36%; risk-free interest rate — 3.67%; and expected life in years — 3.71 years.
Option Exercises During 2004 and Option Values at December 31, 2004
      The following table shows the shares acquired upon the exercise of options by the named executive officers during the year ended December 31, 2004 and the aggregate value realized. Options were exercised for the purchase of both common stock and class B common stock during 2004. In addition, the number of shares of common stock and class B common stock represented by outstanding stock options held by each of the named executive officers as of December 31, 2004, is set forth, as well as the value of any “in-the-money” options.
Option Exercises in 2004 and
December 31, 2004 Option Values

			Number of Shares		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options at		Options at
	Shares		December 31, 2004		December 31, 2004(2)
	Acquired	Value
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Christopher T. Seaver	100,743	$2,570,948	106,300	139,100	$2,726,534	$2,982,396
Charles E. Jones	46,800	1,162,810	2,000	55,500	36,690	1,149,640
Neil G. Russell	18,694	393,071	33,832	51,740	1,236,239	1,081,873
E. Charles Chauviere III	15,200	351,528	3,116	30,564	59,843	598,056
Chris D. North	6,900	81,811	5,800	28,820	138,633	526,888

(1)	In the case of shares of class B common stock received upon exercise and immediately converted into shares of common stock and sold, the amount set forth as the Value Realized represents the difference between the exercise price for the shares of class B common stock that were received following exercise and the sales price for the shares of common stock received upon conversion of such shares of class B common stock. In the case of shares of class B common stock that were not so immediately converted and sold, and were instead held following exercise, the Value Realized represents the difference between the exercise price per share of class B common stock and the closing price of a share of common stock. The class B common stock is not publicly traded; accordingly prices for the common stock were used to determine Value Realized.

(2)	The value of each unexercised in-the-money stock option (whether for the purchase of shares of common stock or shares of class B common stock) is calculated as the difference between the closing price of the common stock on December 31, 2004 of $45.51 and the exercise price of the option.
Defined Benefit Pension Benefits
      The Hydril Company Retirement Plan, a defined benefit plan, was frozen effective December 31, 2001, in connection with Hydril’s amendment and restatement of the Hydril Company Savings Plan to provide for a defined contribution retirement plan. No additional benefits will accrue under the Hydril Company Retirement Plan. On a single life annuity basis, the monthly retirement benefits, net of the social security offset, for the named executive officers participating in the Hydril Company Retirement Plan will be: Mr. Seaver: $3,229; Mr. Jones: $2,457; Mr. Chauviere: $397; and Mr. North, $2,467. Mr. Russell participates instead in the Hydril U.K. Pension Plan. The Hydril U.K. Pension Plan was frozen effective July 31, 2003, in connection with the adoption of a defined contribution plan. No additional benefits will accrue under the Hydril U.K. Pension Plan. On a single life annuity basis, the monthly retirement benefits, net of the social security offset, for Mr. Russell will be £3,729 (approximately $7,100 as of February 28, 2005).
Change in Control Arrangements
      Hydril has entered into change in control agreements with each of Christopher T. Seaver, Charles E. Jones, Neil G. Russell, E. Charles Chauviere and Chris D. North. Any differences between the terms of Mr. Seaver’s change in control agreements and those of Mr. Jones, Mr. Russell, Mr. Chauviere, and Mr. North are noted below. These agreements originally provided for expiration on December 31, 2004, but were renewed through June 30, 2005. Due to legislative changes (2004 American Jobs Creation Act), the current change of control agreements were extended six months awaiting further interpretation of the effects of the new legislation. Under the agreements, if prior to such expiration of the agreement, the executive’s employment is terminated by Hydril without cause or by him for good reason after a change of control has occurred, he is entitled to:

•	payment of his full base salary through the date of termination at the rate in effect when notice of termination is given, plus all other amounts to which he is entitled under any compensation plan when such payments are due;

•	payment of a lump sum equal to the sum of 200% of his annual salary as in effect as of his termination date or immediately prior to the change in control, whichever is greater, plus 200% of his prior three year’s average annual bonuses; Mr. Seaver is entitled to payment of a lump sum equal to the sum of 290% of his annual salary as in effect as of his termination date or immediately prior to the change in control, whichever is greater, plus 290% of his prior three years’ average annual bonuses;

•	payment of all legal fees and expenses incurred by him as a result of his termination, including fees and expenses incurred in contesting termination or in seeking to enforce any right or benefit provided by the agreement; and

•	provisions of life, disability, accident and group health insurance benefits, for two years after his termination, substantially similar to those that he was receiving immediately prior to his termination; Mr. Seaver is entitled to provisions of life, disability, accident and group health insurance benefits, for 35 months after his termination, substantially similar to those that he was receiving immediately prior to his termination.
      For two years after a termination of employment that entitles the executive to the above benefits, the terminated officer shall not, directly or indirectly, disclose to others or use any of Hydril’s confidential information nor solicit, recruit or hire any of its employees.
      The stock option agreements for all of the outstanding options awarded to employees under the Hydril Company 2000 Incentive Plan provide that all such options become fully exercisable upon a change in control, as defined in the agreements. Outstanding stock options under the Hydril Company 1999 Stock Option Plan have all vested in accordance with their terms under the stock option agreements. The agreements for all of the restricted stock and restricted stock units awarded to employees under the Hydril Company 2000 Incentive Plan provide that all such awards vest fully upon a change of control, as defined in the agreements.
Employment Agreement
      In October 2002, Hydril entered into an employment agreement with Neil G. Russell. The employment agreement provides that Mr. Russell’s employment is at will and that the agreement shall not be construed as a contract of employment. The agreement sets forth the compensation he will receive to the extent he remains employed during the term of the agreement. Under the agreement, through January 31, 2005 or such lesser time as Mr. Russell is employed, he will receive a base salary of at least $17,083 per month (and is eligible for annual increases in base salary as determined by the CEO and Board of Directors), a foreign service premium equal to 10% of his base salary (part of which is used to pay amounts required under the U.K. Pension Plan and his United Kingdom social taxes), use of a company vehicle, tax preparation assistance for the years 2002 and 2003, benefits under Hydril’s U.S. benefits programs and the U.K. Pension Plan and other benefits related to foreign service. In accordance with the terms of the agreement, on January 31, 2004 the supplemental service awarded to Mr. Russell under a prior amendment to the U.K. Pension Plan became immediately vested. In June 2004, the original employment agreement was replaced with a new agreement in connection with the reassignment of Mr. Russell to the United Kingdom. Mr. Russell will no longer receive a foreign service premium or the use of a company car. Under the terms of the new agreement, Mr. Russell will receive an initial base salary of approximately £130,000 per year, a monthly payment of $1,710 in lieu of participating in the Hydril Restoration Plan, tax preparation assistance for the year 2004, a monthly vehicle allowance of £450 per month, benefits under Hydril’s Management Incentive Plan at the target rate of 50% of his annual salary and compensation for his relocation expenses, including moving, storage, temporary housing and closing costs.
EQUITY COMPENSATION PLAN INFORMATION
      The following table provides certain information with respect to all of Hydril’s equity compensation plans in effect as of December 31, 2004.

(c)
Number of securities
	(a)		(b)		remaining available for
	Number of securities to		Weighted average		future issuance under
	be issued upon exercise		exercise price of		equity compensation plans
	of outstanding options,		outstanding options,		(excluding securities
	warrants and rights		warrants and rights(1)		reflected in column (a))

		Class B		Class B		Class B
	Common	Common	Common	Common	Common	Common
Plan Category	Stock(2)	Stock	Stock	Stock	Stock(3)	Stock

Equity compensation plans approved by security holders (4)	1,194,360	22,500	$23.41	$4.32	420,995	None
Equity compensation plans not approved by security holders	None	None	None	None	None	None
Total	1,194,360	22,500	$23.41	$4.32	420,995	None

(1)	Excludes restricted stock awards.

(2)	Includes 147,254 shares that may be issued pursuant to previously made restricted stock unit awards, subject to and upon vesting of the awards. In general, Hydril does not issue restricted shares prior to vesting.

(3)	The amount shown represents (i) 265,979 shares of common stock available for grant pursuant to awards of stock, as well as stock options or stock appreciation rights, under the Hydril Company 2000 Incentive Plan and (ii) 155,016 shares of common stock available for use under the Hydril Company Employee

Stock Purchase Plan. A portion of the shares shown for the Employee Stock Purchase Plan will be purchased pursuant to the rights of the plan participants at the end of the currently pending purchase period under the plan, on June 30, 2005. The number of shares that are purchased for this purchase period will not be known until the end of the purchase period since it depends on a number of variables, including the price of the stock at the end of the purchase period.

(4)	The shares of common stock set forth above relate to the Hydril Company 2000 Incentive Plan and the Hydril Company Employee Stock Purchase Plan. The shares of class B common stock set forth above relate to the Hydril Company 1999 Stock Option Plan, which has been amended to provide that no further awards may be made there under. Each share of class B common stock is convertible into one share of common stock at the option of the holder.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Registration Rights Agreement
      Hydril entered into a registration rights agreement in connection with its public offering in September 2000 with, among others, The Seaver Institute, the Trust under Paragraph VIII of the Will of Frank R. Seaver, Deceased, the Blanche Ebert Seaver Endowment for Frank R. Seaver College and the Richard C. Seaver Living Trust. The registration rights terminate on April 26, 2006.
      Demand Registrations. The stockholders party to the registration rights agreement can demand that Hydril file a registration statement for the purpose of selling their common stock in an underwritten offering. Hydril is not required to file more than one demand registration statement in any 12 month period or file more than three demand registration statements in total prior to the termination of the agreement (one of which occurred in 2001). Hydril is not required to file a demand registration statement unless the shares to be registered have a value of at least $50 million.
      Shelf Registrations. Each stockholder party to the registration rights agreement can request the registration of their shares for the nonunderwritten offering and sale on a delayed or continuous basis on two occasions. Hydril is not required to file a shelf registration statement unless the shares to be registered have a value of at least $15 million. Hydril is not required to effect a shelf registration within 90 days of the effective date of a piggyback or demand registration statement filed under the registration rights agreement and is not required to keep a shelf registration statement effective for more than 90 days. The shelf registration rights are available only if Hydril is eligible to use a Form S-3 registration statement.
      Piggyback Registrations. The stockholders party to the registration rights agreement also have piggyback registration rights if Hydril proposes to file a registration statement with respect to an underwritten offering of common stock for cash for its own account. This means that, upon the request of these stockholders, Hydril must register their shares under its registration statement.
      General. The registration rights agreement provides that, in the case of demand and piggyback registrations, the number of shares of common stock that must be registered on behalf of stockholders is subject to limitation if the managing underwriter determines that market conditions require such a limitation. In the case of each of the demand and shelf registration provisions, Hydril may delay the filing or effectiveness of the registration statement one time in any twelve-month period for 90 days if in the good faith judgment of the Board of Directors such filing or effectiveness would be detrimental to Hydril and its stockholders. If Hydril has fixed plans to file a registration statement within 90 days of a request for demand or shelf registration, Hydril may delay initiating such demand or shelf registration until 90 days after the effectiveness of its planned registration statement. In the case of shares registered under a shelf registration statement, if Hydril determines that the distribution of such shares would interfere with any pending financing, acquisition, corporate reorganization or any other corporate development involving Hydril or its subsidiaries or would require premature disclosure of such transaction, Hydril may require the suspension of sales of such shares under the registration statement for a reasonable period of time not to exceed 60 days. The stockholders party to the registration rights agreement may not demand the registration of more than 50% of their shares under a demand or shelf registration statement prior to the first anniversary of the expiration of the 210 day lock-up.
      The registration rights agreement sets forth customary registration procedures. Under the registration rights agreement, Hydril is required to pay all expenses incident to its performance or compliance with the registration rights agreement, including all registration, listing and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, fees and expenses of its counsel and public accountants, fees and disbursements of one counsel for the selling holders, but excluding underwriting commissions and discounts with respect to shares of common stock sold by stockholders. The registration rights agreement contains customary indemnification and contribution provisions by Hydril for the benefit of the selling stockholders and any underwriters. Each selling stockholder has agreed to indemnify Hydril and any underwriter solely with respect to information provided by the stockholder, with such indemnification being limited to the net proceeds from the offering received by the stockholder.
Other
      Hydril pays the rent under a sublease of office space for use by the Chairman of the Board. The sublease is between the Chairman of the Board and R. Carlton Seaver, the son of the Chairman of the Board and the brother of Christopher T. Seaver and Patrick T. Seaver. In addition to the office space, the sublease includes secretarial and paralegal services, postage and photocopying, internet access, phone service and other administrative services at no additional cost. The sublease requires rental payments which increase annually, ranging from $5,000 to $5,250 monthly. For 2004, the total rent was $60,250. The Company believes that the terms of the sublease are at least as favorable to the Chairman of the Board as could be obtained from unaffiliated third-parties in arm’s length negotiations. The sublease terminates on January 31, 2007.
COMPENSATION COMMITTEE REPORT
      Compensation Philosophy. Hydril’s executive compensation program is designed to attract, motivate and retain the executive talent that Hydril needs in order to maximize its return to stockholders. To this end, Hydril’s executive compensation program provides appropriate compensation levels and incentive pay that varies based on corporate, business segment and individual performance.
      Base salary, annual incentives (in the form of cash bonuses), and long-term equity-based incentives, are the primary elements of compensation provided to Hydril’s executives. Variable performance-based incentive pay is emphasized because the primary compensation program objective is to reward executives for maximizing long-term returns to stockholders.
      For 2004, the Compensation Committee determined the salaries and bonuses of the Chief Executive Officer and all other executive officers. Grants of stock options and restricted stock awards (which include restricted stock units, which settle in stock on a one-for-one basis) under Hydril’s incentive plans, other than awards to non-employee directors are also made by the Compensation Committee.
      Base Salary. Base salaries of executive officers are designed to generally be competitive with executive salary levels at comparable organizations. Comparable salary information and information provided by third party experts are factors considered in determining the base pay for Hydril’s executive officers. Base salary levels are also based on each individual executive’s performance over time, experience, potential future contribution, role and responsibilities. Consequently, executives with higher levels of sustained performance over time and/or executives assuming greater responsibilities are paid correspondingly higher salaries. Individual performance assessment is subjective and no specific performance formula or weighting of these or other factors is used in determining base salary levels.
      Base salaries of executive officers for 2004, including that of the CEO, were reviewed by the Compensation Committee in March of 2004. The Compensation Committee considered the recommendations of the CEO, individual factors referenced above and comparable industry data provided by a third party executive compensation consultant. On the basis of its review, the Compensation Committee increased base salaries of executive officers on average 6.4% effective on January 1, 2004. Executive salaries will be reviewed periodically by the Compensation Committee based on a variety of factors, including individual performance and general levels of market salary increases.
      In August 2004, Mr. Chris North was promoted from Controller to Chief Financial Officer. His base salary and annual bonus target were increased appropriately by the Compensation Committee consistent with its March 2004 analysis.
      Mr. Seaver’s base salary as CEO of Hydril was increased from $350,000 to $370,000 based on the considerations discussed above. Mr. Seaver’s base salary for 2004 was reviewed in March 2004 by the Compensation Committee and an increase effective January 1, 2004 was approved.
      Annual Cash Incentive Compensation. Annual incentive compensation takes the form of bonuses paid in cash. Bonus opportunities are expressed as a percent of base salary and are designed to generally be competitive with executive bonus levels at comparable companies. The amount that an executive may earn is directly dependent on the individual’s position, responsibility and ability to impact Hydril’s financial success. For executive officers other than the CEO, bonus amounts for 2004 were determined by the level of achievement in three areas: (a) Hydril’s consolidated operating income, (b) operating income of the officer’s business segment and (c) individual strategic objectives. For 2004, bonuses for these officers could generally range from 0% to 90% of base salary depending upon the level of achievement in relation to a range of targets in each of the three areas. If the primary target objective was attained in each of the three areas, the bonus payable would be equal to 60% of base salary for the Chief Operating Officer and 50% of base salary for the three other executive officers. For 2004, Hydril’s consolidated operating income and the operating income for each of the business segments exceeded the respective primary targets. In addition, the individual strategic objective targets for 2004 were attained or exceeded by each executive officer. As a result of the level of achievement in these three areas, executives, other than the CEO, received bonuses ranging from 70% to 80% of their 2004 base salaries.
      For 2004, the CEO’s bonus was determined by the level of achievement in two areas: (a) Hydril’s consolidated net income (weighted 80%), and (b) attainment of strategic objectives by Hydril which were established by the Compensation Committee (weighted 20%). If target objectives were attained in both areas, the bonus payable would be equal to 75% of base salary. For achievement in excess of target, the bonus payable could range up to 113% of base salary depending upon the level of achievement in excess of the target in the two areas. For 2004, Hydril’s consolidated net income exceeded the primary target and as a result of this achievement and the level of achievement of strategic objectives, Mr. Seaver received a bonus of 110% of base salary for 2004.
      Long-term Equity-based Compensation. Prior to Hydril’s initial public offering, stockholders approved the Hydril Company 2000 Incentive Plan. Stock options granted under the incentive plan are the primary long-term incentive awards used by Hydril. The purposes of the incentive plan are to advance Hydril’s interests and the interests of its stockholders by providing a means to attract, retain and reward eligible employees and directors. In addition, the plan enables eligible employees and directors to acquire or increase a proprietary interest in Hydril, thereby promoting a closer identity of interests between such persons and Hydril’s stockholders. Relevant factors in the determination of grants of options and restricted stock/units include data regarding similar grants at comparable companies and recommendations of the compensation consultant, CEO and his management team. Stock options granted in 2004 to executive officers vest ratably over five years beginning on the first anniversary of the date of grant. Restricted stock awards granted in 2004 will vest over five years. The exercise price of the stock options was equal to at least the fair market value of the common stock on the date of the grant; accordingly, executives receiving stock options are rewarded only if the market price of the common stock appreciates. The restricted stock awards are designed to encourage executive officers to retain an ownership interest in the Company, to align their interests with those of stockholders and to reward increases in the Company’s share price over time.
      In June 2004, Hydril granted options to purchase 35,500 shares of common stock and 15,600 restricted stock units to the CEO and an aggregate of 58,800 options to purchase shares of common stock and 21,600 restricted stock units to the other executive officers. The numbers of shares subject to options and restricted stock units granted to executive officers were determined based on the executive’s performance over time, experience, role and responsibilities. Additionally, Mr. North was granted options for 9,400 shares and 3,400 restricted units in August 2004 upon his promotion to CFO.
      Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits (to $1 million per covered executive) the deductibility for federal income tax purposes of annual compensation paid to a company’s chief executive officer and each of its other four most highly compensated executive officers. All options granted under Company’s Incentive Plan in 2004 will qualify for an exemption from the application of Section 162(m) of the Code, thereby preserving the deductibility for federal income tax purposes of compensation that may be attributable to the exercise of such options. In the future, the Compensation Committee will seek to qualify compensation for deductibility in instances where it believes that to be in the best interests of the Company but retains the discretion to authorize the payment of nondeductible amounts.
      This report is furnished by the Compensation Committee of the Board of Directors.

T. Don Stacy (Chairman)
Lew O. Ward
Roger Goodan

STOCK PERFORMANCE GRAPH
      The following performance graph compares the cumulative stockholder return on the common stock to the cumulative total return of the Philadelphia Oil Service Sector Index (“OSX”) and the Standard & Poor’s 500 Stock Index (“S&P 500”). The graph assumes that the value of the investment in the common stock and each index was $100.00 at the initial point of each graph and that all dividends were reinvested. The reported closing prices for September 27, 2000 and the last trading day of each subsequent calendar quarter are utilized for purposes of determining the cumulative total returns.
      The price to the public of the shares of common stock sold in Hydril’s initial public offering, which commenced on September 27, 2000, was $17.00 per share. The initial point of the graph is September 27, 2000, the first date that Hydril’s common stock was listed for quotation on the NASDAQ National Market, on which date the reported closing price per share of Hydril common stock, the amount used for purposes of the table above, was $20.38. The reported closing price per share of Hydril’s common stock on December 31, 2004 (the last trading day of the year 2004) was $45.51, an increase of 167.7% over the initial public offering price.
Cumulative Total Returns
September 27, 2000 to December 31, 2004
Assumes Initial Investment of $100
Source: nasdaq-online.com

	09/00	12/00	3/01	6/01	9/01	12/01	3/02	6/02	9/02	12/02

Hydril	$100	$86.20	$112.27	$111.76	$68.37	$86.53	$119.61	$131.53	$122.11	$115.68
OSX	100	95.33	87.59	75.97	49.98	66.57	78.24	70.02	58.30	66.23
S&P 500	100	92.55	81.34	85.83	72.97	80.48	80.43	69.38	57.15	61.67

	03/03	06/03	09/03	12/03	03/04	06/04	09/04	12/04

Hydril	$122.90	$131.09	$100.27	$117.84	$128.59	$154.60	$210.80	$223.36
OSX	65.79	70.76	66.975	71.77	79.08	82.15	92.28	94.68
S&P 500	60.53	68.43	69.816	77.94	78.95	79.97	78.13	84.95

Pursuant to SEC Rules, the foregoing Compensation Committee Report and Stock Performance Graph are not deemed “filed” with the SEC and are not incorporated by reference into Hydril’s Annual Report on Form 10-K.

APPROVAL OF HYDRIL COMPANY 2005 INCENTIVE PLAN
(Item 2 on Proxy Card)
      In March 2005, the Board of Directors adopted the 2005 Incentive Plan effective upon shareholder approval. The Board of Directors believes the 2005 Incentive Plan will be important in achieving the benefits arising from ownership of its shares of common stock by corporate officers, directors and key employees of Hydril and its related companies. The 2005 Incentive Plan is an important part of the compensation program for such eligible persons and will help attract and retain the best available personnel. Share ownership through the 2005 Incentive Plan will encourage their sense of proprietorship and create additional incentives to use their best efforts to achieve Hydril’s long term success. The following description of the 2005 Incentive Plan is a summary of certain provisions and is qualified in its entirety by reference to the 2005 Incentive Plan, which is attached to this proxy statement as Annex A.
Summary of the 2005 Incentive Plan
      The Plan is designed to attract and retain key employees and qualified directors, to encourage the sense of proprietorship of such employees and directors and to stimulate the active interest of such persons in the development and financial success of Hydril and its related companies. The 2005 Incentive Plan is administered by the Compensation and Corporate Governance Committee (referred to herein as the “Compensation Committee”). The 2005 Incentive Plan provides for various types of awards to be granted to participants. Under the 2005 Incentive Plan, options to purchase shares of Hydril common stock and stock appreciation rights with fixed or variable exercise prices may be granted, but exercise prices can be no less than the share’s fair market value on the date of grant. In addition, the 2005 Incentive Plan permits grants of shares of Hydril common stock or of rights to receive shares of Hydril common stock, or cash or a combination of both, including restricted, unrestricted, performance and phantom stock, on such terms as the Compensation Committee may determine. The 2005 Incentive Plan also provides for cash or stock bonus awards based on objective performance goals pre-established by the Compensation Committee. Options and stock appreciation rights must have fixed terms no longer than ten years; restricted stock that is not performance-based must be restricted for at least three years; outright unrestricted stock grants must be in lieu of salary or bonus; and earlier vesting of stock awards is limited to death, disability, retirement or change-of-control. 2005 Incentive Plan shares can be used as the form of payment for any other compensation payable by Hydril.
      Shares Reserved. The 2005 Incentive Plan currently provides for a maximum of 1,200,000 shares of common stock of Hydril as to which awards may be granted (of which 550,000 were authorized for awards other than options or stock appreciation rights). For additional information on awards made and shares reserved under all of Hydril’s equity compensation plans, please see “Equity Compensation Plan Information” above. The number of shares available for issuance under the 2005 Incentive Plan shall be reduced by the number of options or SARs exercised and the number of shares of stock awarded, and will not be increased by any shares tendered in payment of an option exercise price or for tax withholding for any award.
      Selection of Participants. The Compensation Committee selects the participants and determines the number and type of awards to be granted to each such participant. Participants who may be granted awards under the 2005 Incentive Plan include any employee of Hydril or a related company and any nonemployee director of Hydril. As of March 21, 2005, Hydril had approximately 1,450 employees, including six executive officers, and seven nonemployee directors.
      Awards may be granted as alternatives to or in replacement of (a) awards outstanding under the 2005 Incentive Plan or any other plan or arrangement of Hydril or a related company, or (b) awards outstanding under a plan or arrangement of a business or entity all or part of which is acquired by Hydril or a related company; provided, however, that except for adjustments to account for a corporate transaction as described below, the grant price of any option or stock appreciation right shall not be decreased, including by means of issuance of a substitute option or stock appreciation right with a lower grant price, without shareholder approval. The Compensation Committee may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, and in addition may include provisions in awards for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred share equivalents.
      Stock Options. The Compensation Committee determines, in connection with each option granted to employees or nonemployee directors, the exercise price, whether that price is payable in cash (and whether that may include proceeds of a sale assisted by a third party) or shares of the Company’s common stock or both, the terms and conditions of exercise, the expiration date, whether the option will qualify as an incentive stock option under the Internal Revenue Code of 1986, as amended (the “Code”), or a non-qualified stock option, restrictions on transfer of the option, and other provisions not inconsistent with the 2005 Incentive Plan. The term of an option shall not exceed ten years from the date of grant. All of the shares available under the 2005 Incentive Plan may be used for grants of incentive stock options.
      Stock Appreciation Rights. The Compensation Committee is authorized to grant stock appreciation rights, or SARs, to employees and nonemployee directors. Every SAR entitles the participant, upon exercise of the SAR, to receive shares of common stock a value equal to the excess of the market value of a specified number of shares of common stock at the time of exercise, over the exercise price established by the Compensation Committee. The term of a SAR shall not exceed ten years from the date of grant. A SAR may be granted in tandem with an option, subject to such terms and restrictions as established by the Compensation Committee.
      Stock Awards and Cash Awards. In addition, the 2005 Incentive Plan authorizes the Compensation Committee to grant employees and nonemployee directors stock awards consisting of shares of common stock or of a right to receive shares of common stock, or their cash equivalent or a combination of both, in the future and cash bonuses payable solely on account of the attainment of one or more objective performance goals that have been pre-established by the Compensation Committee. Such awards may be subject to such terms and conditions, restrictions and contingencies, not inconsistent with the 2005 Incentive Plan, as may be determined by the Compensation Committee. Among other things, stock awards can be, and cash bonuses that qualify as cash awards under the 2005 Incentive Plan must be, conditioned upon the achievement of single or multiple performance goals. Any stock award which is not conditioned on the achievement of any performance goals will have a minimum restriction period of three years. Any stock award which is conditioned on the achievement of any performance goals will have a minimum restriction period of one year.
      Award Limits. No participant may be granted, in any one-year period, options or SARs that are exercisable for more than 300,000 shares of common stock, stock awards covering more than 200,000 shares of common stock, or cash awards having a value greater than $2,000,000.
      Performance Awards. Any award available under the 2005 Incentive Plan may be made as a performance award. Performance awards not intended to qualify as qualified performance-based compensation under Code Section 162(m) shall be based on achievement of such goals and are subject to such terms, conditions and restrictions as the Compensation Committee or its delegate shall determine. Performance awards granted under the 2005 Incentive Plan that are intended to qualify as qualified performance-based compensation under Code Section 162(m) shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective performance goals established by the Compensation Committee. The performance goals may be cumulative, annual or end-of-performance period goals, relative to a peer group or based on increases or changes relative to stated values and based on any one or more of the following measures: revenue, cash flow, net income, stock price, credit rating, market share, earnings per share, or return on equity; controlling or reducing various costs of doing business; maintaining appropriate levels of debt and interest expense; and maintaining appropriate levels of safety. Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).
      Cash awards, as well as the above-mentioned performance measures for stock awards and cash awards, are included in the 2005 Incentive Plan to enable the Compensation Committee to make awards that qualify as qualified performance based compensation under Code Section 162(m). The Compensation Committee can satisfy such requirements by, among other things, including provisions in stock awards and cash bonuses that will make them payable solely on account of the attainment of one or more pre-established, objective performance goals based on performance measures that have been approved by Hydril’s shareholders. Although the Compensation Committee does not have to include such provisions in stock awards or cash bonuses, the inclusion of such provisions and compliance with certain other requirements of Section 162(m) would enable Hydril to take a tax deduction for such compensation that it might not otherwise be able to take.
      Nonemployee Director Awards. The Compensation Committee may grant a nonemployee director of Hydril an award in accordance with the same terms governing all other awards to employees under the 2005 Incentive Plan. Any award granted to a nonemployee director will be embodied in an award agreement, which will be signed by the nonemployee director to whom the award is granted and by an authorized officer for and on behalf of Hydril.
      Adjustments. In the event of a corporate transaction involving Hydril (including without limitation any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Board of Directors may adjust awards to preserve the benefits or potential benefits of the awards. Action by the Board of Directors may include adjustment of: (i) the number and kind of shares which may be issued or delivered under the 2005 Incentive Plan, (ii) the number and kind of shares subject to outstanding awards and (iii) the exercise price of outstanding options and SARs, as well as any other adjustments that the Board of Directors determines to be equitable. Outside of such a corporate transaction context, no award under the 2005 Incentive Plan may be repriced, replaced, regranted or modified without shareholder approval if the effect would be to reduce the exercise price for the shares underlying the award.
      Duration; Plan Amendments. The 2005 Incentive Plan has a term of ten years from the date of shareholder approval. The Board of Directors may at any time amend, suspend or terminate the 2005 Incentive Plan, but in doing so cannot adversely affect any outstanding award without the grantee’s written consent or make any amendment without shareholder approval, to the extent such shareholder approval is required by applicable law or the exchange upon which the shares are traded. The Compensation Committee is also authorized to make certain amendments that are needed to meet legal requirements or that are not material.
Certain Federal Income Tax Consequences of Awards Under the 2005 Incentive-Plan
      The following is a summary of the general rules of present federal income tax law relating to the tax treatment of incentive stock options, non-qualified stock options, SARs, stock awards and cash awards under the 2005 Incentive Plan. The discussion is general in nature and does not take into account a number of considerations, which may apply, based on the circumstances of a particular participant under the 2005 Incentive Plan.
      Options. Some of the options issuable under the 2005 Incentive Plan may constitute “incentive stock options” within the meaning of Code Section 422, while other options granted under the 2005 Incentive Plan will be non-qualified stock options. The Code provides for tax treatment of stock options qualifying as incentive stock options, which may be more favorable to employees than the tax treatment accorded non-qualified stock options. Upon grant of either form of option, the optionee will not recognize income for tax purposes and Hydril will not receive any deduction. Generally, upon the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. However, the difference between the exercise price of the incentive stock option and the fair market value of the shares at the time of exercise is an item of tax adjustment that may require payment of an alternative minimum tax. On the sale of shares acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain will be taxed to the optionee as mid-term or long-term capital gain, depending on the actual holding period from the exercise date. In contrast, upon the exercise of a non-qualified option, the optionee recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the non-qualified option will be treated generally as capital gain or loss. No deduction is available to Hydril upon the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares acquired upon exercise before the applicable holding period expires), whereas upon exercise of a non-qualified stock option, Hydril is entitled to a deduction in an amount equal to the income recognized by the employee. Except in the case of the death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment at exercise. An option exercised more than three months after an optionee’s termination of employment other than upon death or disability of an optionee cannot qualify for the tax treatment accorded incentive stock options. Such option would be treated as a non-qualified stock option instead.
      Stock Appreciation Rights. The fair market value of any shares of common stock received by the holder upon the exercise of SARs under the 2005 Incentive Plan will be subject to ordinary income tax in the year of receipt, and Hydril will be entitled to a deduction for such amount.
      Stock Awards. A grant of shares of common stock or a cash equivalent that is not subject to vesting restrictions will result in taxable income for federal income tax purposes to the recipient at the time of grant in an amount equal to the fair market value of the shares or the amount of cash awarded. Hydril would be entitled to a corresponding deduction at that time for the amount included in the recipient’s income.
      Generally, a grant of shares of common stock under the 2005 Incentive Plan subject to vesting and transfer restrictions will not result in taxable income to the recipient for federal income tax purposes or a tax deduction to Hydril in the year of the grant. The value of the shares will generally be taxable to the recipient as compensation income in the years in which the restrictions on the shares lapse. Such value will be the fair market value of the shares on the dates the restrictions terminate. Any recipient, however, may elect pursuant to Code Section 83(b) to treat the fair market value of the shares on the date of such grant as compensation income in the year of the grant of restricted shares, provided the recipient makes the election pursuant to Code Section 83(b) within 30 days after the date of the grant. In any case, Hydril will receive a deduction for federal income tax purposes corresponding in amount to the amount of compensation included in the recipient’s income in the year in which that amount is so included.
      Cash Awards. Cash awards are taxable income to the recipient for federal income tax purposes at the time of payment. The recipient will have compensation income equal to the amount of cash paid, and Hydril will have a corresponding deduction for federal income tax purposes.
      Other. In general, a federal income tax deduction is allowed to Hydril in an amount equal to the ordinary income recognized by a participant with respect to awards under the 2005 Incentive Plan, provided that such amount constitutes an ordinary and necessary business expense of Hydril, that such amount is reasonable, and that the qualified performance-based compensation requirements of Code Section 162(m) are satisfied.
      A participant’s tax basis in vested shares purchased under the 2005 Incentive Plan is equal to the sum of the price paid for the shares, if any, and the amount of ordinary income recognized by the participant on the transfer of vested shares. The participant’s holding period for the shares begins just after the transfer to the participant of vested shares. If a participant sells shares, any difference between the amount realized in the sale and the participant’s tax basis in the shares is taxed as long-term, mid-term or short-term capital gain or loss (provided the shares are held as a capital asset on the date of sale), depending on the participant’s holding period for the shares.
      Section 409A. On October 22, 2004, President Bush signed the American Jobs Creation Act of 2004 (the “Act”). The Act dramatically alters the tax law relating to nonqualified deferred compensation arrangements with the creation of the new Code Section 409A and imposes significant penalties for noncompliance. Specifically, if the deferred compensation arrangement does not comply with the Act, deferred amounts will be taxed currently at the participant’s marginal rate, interest is assessed at the Internal Revenue Service (“IRS”) underpayment rate plus 1%, measured from the later of the deferral date or vesting date, and a penalty is assessed equal to 20% of the taxable amount of compensation. In accordance with recent IRS guidance interpreting the Act, the Plan will be administered in a manner that is in good faith compliance with Section 409A. The Board of Directors intends that any awards under the Plan satisfy the requirements of Section 409A.
Awards Granted Under the 2005 Incentive Plan
      It is neither possible to state the individuals who will receive grants of options to purchase shares of common stock under the 2005 Incentive Plan in the future nor the amount of options which will be granted under the 2005 Incentive Plan. Please see “Executive Compensation-Option Grants in 2004” above for information regarding options granted under existing incentive plans to Hydril’s named executive officers during the year ended December 31, 2004.
      Following is a summary of information regarding awards granted under the Hydril 2000 Incentive Plan for the years 2002, 2003 and 2004.

		Restricted		Total Shares	Percent
	Options	Shares	Total	Outstanding	Shares
Year	Awarded	Awarded	Awards	at December 31st	Outstanding

2002	210,478	—	210,478	22,562,065	0.93%
2003	213,140	76,054	289,194	22,816,513	1.27%
2004	236,200	81,900	318,100	23,271,588	1.37%
Average	219,939	78,977	272,591	22,866,722	1.19%
      Following is a summary of share information as of December 31, 2004:

Shares Available For Future Grant Under the 2000 Incentive
Plan: ISOs, NSOs, SARs, Restricted Stock, Performance
Shares, Performance Units, and Stock Grants	265,979
Options Outstanding (granted but unexercised)	1,069,606
Restricted Units Outstanding (granted but unexercised)	147,254
Awards Available for Grant Under the 2005 Incentive Plan (1):
Stock Options and Stock Appreciation Rights	650,000
Restricted Stock, Performance Shares, Performance
Units, and Stock Grants	550,000
Shares Outstanding (Common and Class B)	23,271,588

(1)	to be approved at Shareholder Meeting on May 17, 2005
     The Board of Directors recommends that you vote FOR the approval of the 2005 Incentive Plan. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item 3 on Proxy Card)
      The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the appointment of Deloitte & Touche LLP as independent registered public accounting firm to conduct an audit of Hydril’s financial statements for the year 2005 and to render other services as required of them. This firm or one of its predecessors has acted as independent public accountants to Hydril for over 25 years. Representatives of Deloitte & Touche LLP will attend the annual meeting, will be available to respond to questions by stockholders and will have an opportunity to make a statement regarding Hydril’s financial statements if they desire to do so.
      In accordance with Hydril’s By-laws, approval of the appointment of the independent registered public accounting firm will require the affirmative vote of holders of the majority of votes cast on this matter in person or by proxy. Accordingly, abstentions applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

      The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as Hydril’s independent registered public accounting firm for the year ending December 31, 2005. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Fees Paid to Deloitte & Touche LLP
      For the years ended December 31, 2003 and 2004, Deloitte & Touche LLP billed Hydril as set forth in the table below.

	Audit	Audit-Related	Tax	All
Year	Fees(1)	Fees(2)	Fees(3)	Other Fees(4)

2004	$1,212,275	$47,780	$117,069	$0
2003	555,800	51,900	137,000	49,300

(1)	The amount for 2004 includes fees incurred for the review and testing of internal controls over financial reporting required under Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	The amounts represent fees for employee benefit plan audits, accounting research and consultation.

(3)	The amounts represent fees for tax compliance and consulting, the majority of which were for tax compliance.

(4)	The amount represents consulting fees in connection with preparation for compliance with the requirements of the Sarbanes-Oxley Act of 2002.
Audit Committee Preapproval
      The Audit Committee preapproves all audit and permissible non-audit services provided by Deloitte & Touche LLP. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the preapproval of services provided by independent auditors. Under the policy, preapproval is generally provided on an annual basis and preapproval is detailed as to the particular service or category of services and each service is generally subject to a specific dollar limit based on the budgeted amounts. Further Audit Committee approval is required if a service was not covered by the preapproval or was covered, but would cause the applicable dollar limit to be exceeded. The Audit Committee may also preapprove particular services on a case-by-case basis. The Audit Committee’s policy provides that the Chairman of the Committee may preapprove services up to $10,000 each in the event approval is needed of a service which is not covered by the existing preapprovals and the engagement must be approved before the next scheduled Audit Committee meeting. The Chairman must report any such preapprovals to the Audit Committee at the next committee meeting.
ADDITIONAL INFORMATION
Inclusion of Stockholder Proposals in Company Proxy Materials for the 2005 Annual Meeting
      In order to be included in Hydril’s proxy materials for the 2006 annual meeting, Hydril must receive eligible proposals of stockholders intended to be presented at the annual meeting on or before December 9, 2005, directed to the Secretary of Hydril at the address indicated on the first page of this proxy statement. Stockholder proposals must be otherwise eligible for inclusion.
Advance Notice Required for Stockholder Nominations and Proposals
      Hydril’s By-laws require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. In order to be presented at the 2006 annual meeting, the By-laws require that written notice of director nominations by stockholders and any other proposal to be brought before the meeting by a stockholder be received by Hydril’s Secretary at its principal executive offices not less than 120 days prior to the scheduled annual meeting date, regardless of any postponements, deferrals or adjournments of such annual meeting to a later date; provided, however, that if the scheduled annual meeting date differs from the annual meeting date of the 2005 annual meeting of stockholders of Hydril by greater than 10 days, and if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, notice by such stockholder, to be timely, must be received not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of Hydril or the day on which such public disclosure was made.
      In the case of nominations of director candidates, the written notice must set forth, for each person whom the stockholder proposes to nominate for election or re-election as a director: (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the number of shares of each class or series of capital stock of Hydril beneficially owned by such person on the date of such notice and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors of Hydril, or that is otherwise required pursuant to Regulation 14A under the Securities Exchange Act (including, without limitation, the written consent of such person to having such person’s name placed in nomination at the meeting and to serve as a director of Hydril if elected). In the case of proposals other than director nominations, the By-laws require that any such stockholder’s notice to the Secretary of Hydril shall set forth as to each matter such stockholder proposes to bring before the annual meeting (1) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and (2) any material interest of such stockholder in such proposal. In the case of either a director nomination or a proposal, the notice must also include (i) the name and address, as they appear on Hydril’s books, of the stockholder giving the notice and any other stockholders of Hydril known by such stockholder to be in favor of such person being nominated or such proposal, as applicable, and (ii) the number of shares of each class or series of capital stock of Hydril beneficially owned by the stockholder giving the notice. A person shall be the “beneficial owner” of any shares of any class or series of capital stock of Hydril of which such person would be the beneficial owner pursuant to the terms of Rule 13d-3 of the Exchange Act as in effect on June 20, 2000.
      A copy of Hydril’s By-laws setting forth the requirements for the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained from Hydril’s Secretary at the address indicated on the first page of this proxy statement. A nomination or proposal that does not comply with the above procedures will be disregarded. Compliance with the above procedures does not require Hydril to include the proposed nominee or proposal in Hydril’s proxy solicitation material.
      In order for director nominations and stockholder proposals to have been properly submitted for presentation at the 2005 annual meeting, notice must have been received by the Secretary of Hydril on or before January 17, 2005. Hydril received no such notice, and no stockholder director nominations or proposals will be presented at the annual meeting.
Annual Report on Form 10-K
      Hydril will provide to each stockholder, without charge and upon written request, a copy of its Annual Report on Form 10-K for the year ended December 31, 2004, including the financial statements, schedules and a list of exhibits. Any such written requests should be directed to Hydril Shareholder Relations at the address indicated on the first page of this proxy statement.

Annex A
HYDRIL COMPANY
2005 INCENTIVE PLAN
      1. Plan. This 2005 Incentive Plan of Hydril Company (the “Plan”) was adopted by Hydril Company (the “Company”) to reward certain corporate officers, directors and key employees of the Company or its Subsidiaries by enabling them to acquire shares of common stock of the Company and/or through the provision of cash payments.
      2. Objectives. This Plan is designed to attract and retain key employees of the Company and its Subsidiaries, to attract and retain qualified directors of the Company, to encourage the sense of proprietorship of such employees and directors and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries.
      3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Authorized Officer” means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement).

“Award” means the grant of any Option, SAR, Stock Award, Performance Award or Cash Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

“Award Agreement” means any written agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.

“Board” means the Board of Directors of the Company.

“Cash Award” means an award denominated in cash.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation and Corporate Governance Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

“Common Stock” means the Common Stock, par value $0.50 per share, of the Company.

“Company” means Hydril Company, a Delaware corporation.

“Director” means an individual serving as a member of the Board.

“Dividend Equivalents” means, with respect to shares of Restricted Stock or Restricted Stock Units, with respect to which shares are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

“Employee” means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an employee of the Company or any of its Subsidiaries and actually becomes such an employee within the following six months.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise, (ii) if shares of Common Stock are not so listed but are quoted on the NASDAQ Stock Market, Inc., the mean between the highest and lowest sales price per share of Common Stock reported by the NASDAQ Stock Market, Inc. on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Committee, the last quoted price by the NASDAQ Stock Market, Inc. at the time of exercise (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the NASDAQ Stock Market, Inc., or, if not reported by the NASDAQ Stock Market, Inc., by the National Quotation Bureau Incorporated or (iv) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose.

“Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified price.

“Nonqualified Option” means an Option that is not intended to comply with the requirements set forth in Section 422 of the Code.

“Participant” means an Employee or Director to whom an Award has been made under this Plan.

“Performance Award” means an award made pursuant to this Plan to a Participant who is an Employee, which Award is subject to the attainment of one or more Performance Goals. Performance Awards may be Stock Awards or Cash Awards.

“Performance Goal” means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

“Restricted Stock” means any Common Stock that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a unit evidencing the right to receive one share of Common Stock or equivalent value (as determined by the Committee) that is restricted or subject to forfeiture provisions.

“Restriction Period” means a period of time beginning as of the date upon which an Award of Restricted Stock or Restricted Stock Units is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is issued (if not previously issued), no longer restricted or subject to forfeiture provisions.

“SAR” means a right to receive a payment, in Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

“Stock Award” means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

      4. Eligibility.
      (a) Employees. Key Employees eligible for Awards under this Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries.
      (b) Directors. Directors eligible for Awards under this Plan are those who are not employees of the Company or any of its Subsidiaries (“Nonemployee Directors”).
      5. Common Stock Available for Awards. Subject to the provisions of paragraph 15 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of 1,200,000 shares of Common Stock. No more than 1,200,000 shares of Common Stock shall be available under this Plan for Incentive Options. No more than 550,000 shares of Common Stock shall be available under this Plan for Awards other than Options or SARs. Additionally, the number of shares of Common Stock that are the subject of Awards under this Plan, that are cancelled, forfeited, terminated or expire unexercised, shall again immediately become available for Awards hereunder. The number of Shares reserved for issuance under the Plan shall be reduced only to the extent that Shares of Common Stock are actually issued in connection with the exercise or settlement of an Award; provided, however, that the number of Shares reserved for issuance shall be reduced by the total number of Options or SARs exercised. The number of Shares reserved for issuance under the Plan shall not be increased by (i) any Shares tendered or Award surrendered in connection with the purchase of Shares upon the exercise of an Option as described in paragraph 11 or (ii) any Shares deducted from an Award payment in connection with the Company’s tax withholding obligations as described in paragraph 12. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.
      6. Administration.
      (a) Authority of the Committee. This Plan shall be administered by the Committee. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. Subject to paragraph 6(c) hereof, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is (i) not adverse to the Participant to whom such Award was granted, (ii) consented to by such Participant or (iii) authorized by paragraph 15(c) hereof; provided, however, that no such action shall permit the term of any Option to be greater than ten years from the applicable grant date. The Committee may make an Award to an individual who it expects to become an employee of the Company or any of its Subsidiaries within the next six months, with such Award being subject to the individual’s actually becoming an employee within such time period, and subject to such other terms and conditions as may be established by the Committee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.
      (b) Indemnity. No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.
      (c) Prohibition on Repricing of Awards. No Award may be repriced, replaced, regranted through cancellation or modified without shareholder approval (except in connection with a change in the Company’s capitalization), if the effect would be to reduce the exercise price for the shares underlying such Award.
      7. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.
      8. Awards. (a) Except as otherwise provided in paragraph 9 hereof pertaining to Awards to Nonemployee Directors, the Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Participants who are to be the recipients of such Awards. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant to whom the Award is made and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this paragraph 8(a) hereof and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided that, except as contemplated in paragraph 15 hereof, no Option may be issued in exchange for the cancellation of an Option with a higher exercise price nor may the exercise price of any Option be reduced. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement.

(i) Option. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. The price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. The term of an Option shall not exceed ten years from the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

(ii) Stock Appreciation Right. An Award may be in the form of a SAR. The strike price for a SAR shall not be less than the Fair Market Value of the Common Stock on the date on which the SAR is granted. The term of a SAR shall not exceed ten years from the date of grant. Subject to the foregoing limitations, the terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

(iii) Stock Award. An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee, subject to the limitations specified below. Any Stock Award which is not a Performance Award shall have a minimum Restriction Period of three years from the date of grant, provided that (i) the Committee may provide for earlier vesting following a change in control of the Company or upon an Employee’s termination of employment by reason of death, disability or retirement, (ii) such three-year minimum Restricted Period shall not apply to a Stock Award that is granted in lieu of salary or bonus, and (iii) vesting of a Stock Award may occur incrementally over the one-year minimum Restricted Period.

(iv) Cash Award. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

(v) Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to this Plan shall be determined by the Committee, subject to the limitations specified below. Any Stock Award which is a Performance Award shall have a minimum Restriction Period of one year from the date of grant, provided that the Committee may provide for earlier vesting following a change of control of the Company, or upon a termination of employment by reason of death, disability or retirement. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

(A) Nonqualified Performance Awards. Performance Awards granted to Employees or Directors that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

(B) Qualified Performance Awards. Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee in accordance with Section 409A prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal may include one or more of the following: an increase, decrease or maintenance in any one or more of the following, revenue, cash flow, net income, stock price, credit rating, market share, earnings per share, or return on equity; operating income; controlling or reducing various costs of doing business; maintaining appropriate levels of debt and interest expense and maintaining appropriate levels of safety. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to Qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.
      (b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Awards made hereunder:

(i) no Participant may be granted, during any one-year period, Awards consisting of Options or SARs that are exercisable for more than 300,000 shares of Common Stock;

(ii) no Participant may be granted, during any one-year period, Stock Awards covering or relating to more than 200,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the “Stock Based Awards Limitations”); and

(iii) no Participant may be granted Awards consisting of cash or in any other form permitted under this Plan (other than Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares) in respect of any one-year period having a value determined on the date of grant in excess of $2,000,000.
      9. Awards to Directors. The Committee may grant a Nonemployee Director of the Company one or more Awards and establish the terms thereof in accordance with paragraph 8 consistent with the provisions therein for the granting of Awards to Employees and subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Award Agreement.
      10. Award Payment; Dividends; Substitution.
      (a) General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, the applicable Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.
      (b) Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment; provided, however, that if deferral is permitted, each provision of the Award shall be interpreted to permit the deferral only as allowed in compliance with the requirements of Section 409A of the Code and any provision that would conflict with such requirements shall not be valid or enforceable. The Committee intends that any Awards under the Plan satisfy the requirements of Section 409A of the Code to avoid imposition of applicable taxes thereunder. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee. Any deferred payment of an Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.
      (c) Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.
      11. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the Participant, the Participant may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards; provided that any Common Stock that is or was the subject of an Award may be so tendered only if it has been held by the Participant for six months. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration thereof, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.
      12. Taxes. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.
      13. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent stockholder approval is otherwise required by applicable legal requirements.
      14. Assignability. Unless otherwise determined by the Committee in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 14 shall be null and void.
      15. Adjustments.
      (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.
      (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the Stock Based Award Limitations described in paragraph 8(b) hereof, (v) the number of shares of Common Stock covered by Awards to Directors granted pursuant to paragraph 9 hereof, and (vi) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards, and (iii) the appropriate Fair Market Value and other price determinations for such Awards, (iv) the number of shares of Common Stock covered by Awards to Directors automatically granted pursuant to paragraph 9 hereof and (v) the stock based award limitations described in paragraph 8(b) hereof, to give effect to such transaction shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards.

      (c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction or (iii) to provide for the acceleration of the vesting and exercisability of an Award and the cancellation thereof in exchange for such payment as shall be mutually agreeable to the Participant and the Board.
      16. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.
      17. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.
      18. Code Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Code Section 409A and related regulations and Treasury pronouncements (“Section 409A”), that Plan provision or Award will be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights to an Award.
      19. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.
      20. Effectiveness. This Plan shall be effective upon the approval by the holders of a majority of shares of votes present or represented by proxy at a meeting of the Company stockholders held on or before May 31, 2005 (as counted for purposes of determining the existence of a quorum at the meeting). If the stockholders of the Company should fail to so approve this Plan prior to such date, this Plan shall terminate and cease to be of any further force or effect, and all grants of Awards hereunder shall be null and void. Notwithstanding the foregoing, the Plan shall continue in effect for a term of ten (10) years after the date on which the stockholders of the Company approve the Plan, unless sooner terminated by action of the Board.

Annex B
HYDRIL COMPANY
NOMINATING COMMITTEE CHARTER
Purpose
      The purpose of the Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Hydril Company (the “Company”) is to (i) identify individuals qualified to become Board members; and (ii) recommend to the Board a slate of director nominees to be elected by the stockholders at the next annual meeting of stockholders and, when appropriate, director appointees to take office between annual meetings.
      The Committee shall perform such other functions as requested by the Board or required by law or the rules of the NASDAQ Stock Market, Inc. (“NASDAQ”).
Committee Membership and Meetings
      The Committee shall consist of not fewer than three directors. The members of the Committee shall be appointed and may be replaced by the Board in its discretion. The Committee shall consist solely of “independent directors,” as defined in the rules of NASDAQ, except that, in limited and extraordinary circumstances, one director will not be required to be “independent,” as contemplated by NASDAQ rule 4350(c)(4)(C).
      Meetings of the Committee may be called by the Chairperson of the Committee, any two members of the Committee, the Chairman or the Chief Executive Officer.
Committee Duties and Responsibilities
      The Committee, to the extent it deems necessary or appropriate, shall: Search for, identify, evaluate the qualifications of and recommend to the Board the slate of qualified director nominees to be elected by the stockholders in connection with each annual meeting, and any directors to be elected by the Board to fill vacancies or newly created directorships between annual meetings. As part of its process, the Committee shall consider and evaluate nominees proposed by stockholders.

•	In assessing the qualifications of prospective nominees to the Board, consider each nominee’s personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in the best interests of the Company and its stockholders. The Committee also shall give consideration to the qualifications that the Committee believes must be met by prospective nominees to the Board, qualities or skills that the Committee believes are necessary for one or more of the Company’s directors to possess and standards for the overall structure and composition of the Company’s Board.

•	Report regularly to the Board.

•	Review this Charter periodically and recommend to the Board any amendments to this Charter deemed necessary or desirable by the Committee.

•	Fulfill such other duties and responsibilities as are consistent with the purposes of the Committee enumerated in this Charter or as shall be delegated to it by the Board from time to time.
Committee Reports
      The Committee shall report its discussions and actions taken at all meetings to the Board by distributing the minutes of its meetings and, where appropriate, by oral or written report at the next Board meeting.

B-1

Other Powers of the Committee
      The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority, to the extent it deems necessary or appropriate, to retain, independent legal counsel or other experts or consultants, including consultants or search firms used to identify director candidates.
As adopted by the Board of Directors on March 7, 2005.

B-2

Annex C
HYDRIL COMPANY
CORPORATE GOVERNANCE POLICY

I.	Introduction and Purpose
      The Board of Directors of Hydril Company believes that good corporate governance practices provide an important framework for a timely response by the Board to situations that may directly affect the health of the company and shareholder value. The following Corporate Governance Policy (the “Policy”) sets out the composition and structure of the Board and its Committees, duties and responsibilities of the Board, and the communications between the Board, management, and investors. This Policy, along with the charters for each standing committee and the Company’s Code of Conduct has been approved by the Board of Directors. The Policy will be reviewed periodically and may be revised as necessary to assure relevance and efficacy.

II.	Board Composition
      a. Number of Directors — The Certificate of Incorporation provides that the number of Directors is a minimum of five and a maximum of twelve. The Board establishes the exact number. On the date of first adoption of this Policy, the Board is comprised of ten Directors.
      b. Board Independence — The Board will have at least a majority of outside, independent directors. To be considered “independent” a Director must meet the criteria of the applicable rules of the NASDAQ Stock Market Inc.
      c. Board Qualifications — The Board seeks members with high integrity and character who possess diversified professional qualifications and expertise. Each Director must be willing and able to devote sufficient time to satisfy the responsibilities as set forth in Section III.
      d. Selection of Directors — The Nominating Committee of independent members of the Board will identify suitable candidates to be recommended for election by shareholders. The Chairman of Board will extend an invitation to the nominee to stand for election to the Board.
      e. Separate Positions of Chairman of the Board and Chief Executive Officer — The Bylaws permit the positions of Chairman of the Board and the Chief Executive Officer to be occupied by the same individual.
      f. Share Ownership by Non-employee Directors — During their tenure on the Board, Non-employee Directors are encouraged to align their interest with those of the shareholders by acquiring ownership of the Company’s shares. Ownership of at least three times their annual retainer is expected.
      g. Director Orientation and Continuing Education — New Directors will be provided with an orientation to familiarize them with the Company’s business and operations as well as their responsibilities and duties as Directors. From time to time, Directors will receive briefings and presentations from management regarding the Company’s business strategy and industry conditions. Directors are encouraged to attend appropriate third-party programs relating to the industry and board governance.
      h. Status Change — If the status of a Director changes while serving on the Board, he or she is expected to notify the Chairman of the Board of the change and tender his or her resignation. Status changes include such things as (a) accepting a conflicting directorship, or (b) any change in circumstances that would impair the ability to fulfill the responsibilities of board service or cause them to cease to be an “independent” Director. The Chairman of the Board will make a recommendation to the Board to either accept or reject the resignation.
      i. Term Limits and Retirement — The Board does not have term limits for Directors. A Director shall not normally be proposed for election after his or her 75th birthday. The Board may request a Director to extend their term of service beyond this age.

      j. Access to Non-director Employees and Independent Advisors — The Board or any Committee of the Board, when it considers it necessary or advisable, may retain, at the Company’s expense, outside consultants or advisors to assist or advise the Board, or Committee, independently on any matter within its mandate. The Board or Committee shall have the sole authority to retain and terminate any such consultants or advisors or any search firm to be used to identify director candidates, including sole authority to approve the fees and other retention terms for such advisors. All commitments shall be communicated to the full Board within a reasonable period of time.

III.	Duties and Responsibilities
      The Board of Directors is elected to oversee the management of the Company and to insure the long-term interests of shareholders are being served. Directors are expected to regularly attend Board and applicable committee meetings and to spend the time necessary to properly discharge their responsibilities. Directors are expected to review the materials provided in advance of those meetings.
      a. Management Selection and Oversight — The Board selects the senior management team and acts as an advisor and counselor to senior management and monitors management performance. The Board regularly evaluates the performance of the CEO and is expected to develop and maintain a succession plan for the Chief Executive Officer and other senior executives. The responsibility for facilitating the Board’s oversight of management is delegated to the Compensation & Corporate Governance Committee.
      b. Selection of Agenda Items and Meeting Materials — The Chairman of the Board and committee chairs, in consultation with other Board members, establishes the agenda for each Board and committee meeting. Directors may introduce subjects that are not on the agenda for the meeting. Board members will receive written materials on topics to be discussed in advance of the meeting date.
      c. Assessment of Board Performance — At least annually, the Board and each standing Committee shall conduct an evaluation of their performance. The Board will review these assessments and make recommendations, if any, with a view to improving the effectiveness of the Board. The Compensation & Corporate Governance Committee is charged with the responsibility to assure that these evaluations are conducted in a timely manner.
      d. Meeting of Independent Directors — The Board will allow time on the agenda of each Board meeting to meet without the CEO and non-independent Directors to raise issues or concerns.
      e. Compensation of Directors — The Board delegates to the Compensation & Corporate Governance Committee the responsibility to periodically review the compensation provided to non-employee Directors.

IV.	Committees of the Board
      The Board has established committees responsible for oversight of the audit, compensation & corporate governance, and Nominating members of these committees must all be “independent” under the criteria established in this Policy. All committees will operate in accordance with the applicable rules of the Securities and Exchange Commission and NASDAQ.
      a. Committee Charters — Each committee will have its own charter setting forth the purposes and responsibilities of the committee.
      b. Calendars and Agendas — Each committee will establish an annual calendar of activities to be completed at regularly scheduled meetings and will have a specific agenda for each committee meeting. Written materials relating to subjects to be discussed will be provided to members in advance of the meeting.
      c. Board Reporting — Each committee is expected to regularly report to the full Board on important subjects being dealt with at the Committee level. In areas where the full Board has delegated responsibility for actions or decision to a specific Committee, the Committee will report on the actions or decisions made.

V.	Communications
      a. Major Communications — The Board believes it is appropriate that management speak for the Company in dealings with stockholders, customers, analysts, employees, and the media.
      b. Disclosure of Policy — This Policy, the Company’s Code of Conduct and all Committee Charters will be posted on the Company’s website and made available upon request.

Annex D
HYDRIL COMPENSATION & CORPORATE GOVERNANCE COMMITTEE CHARTER

I.	PURPOSE
      The purpose of the Compensation and Corporate Governance Committee (the “Committee”) is to discharge the Board’s responsibilities relating to compensation of the company’s executives and directors (or in some cases assist the Board in discharging those responsibilities), including evaluating director and executive compensation arrangements and Board performance, and corporate governance standards. In addition, the Committee shall produce an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable SEC rules and regulations. The Committee shall also oversee and administer the Company’s incentive compensation programs, evaluate Chief Executive Officer (“CEO”) performance and review management succession planning and development.
      The committee shall have and may exercise all the powers of the Board, except as may be precluded by legal requirements, with respect to all matters encompassed by this Charter.

II.	COMPOSITION AND OPERATIONS
      The Committee shall be composed of not fewer than three directors. The Committee shall be comprised of independent directors. Members of the Committee shall be appointed by the Board and may be replaced by the Board. Members of the Committee must be “independent” as defined in the Company’s Corporate Governance Policy.

III.	DUTIES AND RESPONSIBILITIES
      Subject to the powers and duties of the Board and in addition to the responsibilities set forth above, the Committee will:
      A. Annually review and approve corporate goals and objectives relevant to CEO compensation and evaluate the CEO’s performance in light of those goals and objectives, and have sole authority to determine the CEO’s compensation levels based on this evaluation.
      B. Review on an annual basis all elements of compensation for the CEO and senior executive officers and approve appropriate adjustments based on the committee’s evaluation of the performance of the CEO and senior executive officers.
      C. Administer the annual and longer term incentive compensation plans, including those providing for awards of stock, stock option or other equity based compensation, including the following:

i) approval of employees who will participate in such plans and actual award levels;

ii) approval of performance standards used to determine awards under such plans;

iii) ongoing administration of the plans including interpretation of plan provisions and share and option availability.
      D. Review with management the compensation philosophy and guidelines for senior executive officers of the Company and its major subsidiaries.
      E. Review recommendations of the CEO with respect compensation of senior executive officers other than the Chief Executive Officer, following review with the Chief Executive Officer of the performance of the senior executive officers and evaluation of their compensation based on consultation with management and other sources the Committee determines appropriate.
      F. Review management’s recommendations concerning appointments, reassignments and promotion of senior executive officers of the Company and make recommendations to the Board for their approval.

D-1

      G. Review the establishment of and changes to short-term and long-term incentive compensation plans and any special benefits plans for directors and senior executive officers of the Company and its subsidiaries and make recommendations to the Board for its approval.
      H. Review with the CEO management succession planning and development and report periodically to the Board.
      I. Review and approve compensation for the nonemployee members of Hydril Board of Directors.
      J. Review and approve the Company’s annual merit increase budget for all employees.
      K. Administer the Company’s compensation plans for which it is named as plan administrator, including taking action on grants and awards, determinations with respect to achievement of performance goals, and other matters provided in the respective plans.
      L. Have the sole authority to retain and terminate any compensation consultant to be engaged to assist in the evaluation of director, CEO or senior executive compensation, and shall have sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority, to the extent it deems necessary or appropriate, to obtain advice and assistance from internal or external legal, accounting or other advisors.
      M. Annually complete a report to Shareholders concerning executive compensation. Such report will be published in the Company’s Proxy Statement.
      N. Oversee the establishment and fulfillment of corporate governance standards including but not limited to:

•	Determine the independence of outside directors

•	Development of Corporate Governance Guidelines including a Code of Conduct for the Board

•	Review of Board and Committee member qualifications

•	Facilitate the assessment of Board and Committee performance and determine the appropriateness of Board member training and education
      O. The Compensation and Corporate Governance Committee shall have the full authority to fulfill such other duties and responsibilities as are consistent with the purposes of the committee enumerated in this Charter or as shall be delegated to it by the Board from time to time. In exercising its authority, duties and responsibilities under this Charter, the Committee shall have and may exercise all the powers and authority of the Board of Directors.
      P. Make regular reports to the Board.

IV.	MEETINGS AND STRUCTURE
      The Committee shall meet at such times as deemed appropriate by the Chairperson of the Committee, any two members of the Committee, the Chairman or the Chief Executive Officer.
      The Board shall appoint one member of the Committee as chairperson. He or she shall be responsible for preparing the agenda, presiding over the meetings and coordination of reporting to the Board.

V.	ACCOUNTABILITY
      The Committee shall report its discussions to the Board by distributing the minutes of its meetings and where appropriate, by oral report at the next Board meeting.

D-2

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

						FOR	AGAINST	ABSTAIN
Item 1.	Election of Directors:	FOR all nominees (except as indicated to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees	Item 2.	Approval of the Hydril Company 2005 Incentive Plan.	☐	☐	☐
	Nominees: 01 Gordon T. Hall 02 Richard C. Seaver 03 T. Don Stacy	☐	☐			FOR	AGAINST	ABSTAIN
					Item 3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005.	☐	☐	☐
Authority withheld to vote for the nominees you list below: (Write that nominee’s name in the space provided below.)								WILL ATTEND
					If you plan to attend the Annual Meeting, please mark the WILL ATTEND box			☐

Signature ________________________________ Signature ________________________________ Date ________________
NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

Ù FOLD AND DETACH HERE Ù

Holders of Common Stock may
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/hydl Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

HYDRIL COMPANY

     The undersigned hereby appoints Chris D. North and Andrew W. Ricks, and each of them, with power to act without the others, and with power of substitution, as proxies and attorneys-in-fact of the undersigned and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Hydril Company Common Stock and Hydril Company Class B Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held May 17, 2005 or any adjournment thereof, on the matters set forth on the reverse side and in their discretion, to vote upon such other business as may properly come before such Meeting, with all powers which the undersigned would possess if present at such Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

						FOR	AGAINST	ABSTAIN
Item 1.	Election of Directors: Nominees: 01 Gordon T. Hall 02 Richard C. Seaver 03 T. Don Stacy	FOR all nominees (except as indicated to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees	Item 2.	Approval of the Hydril Company 2005 Incentive Plan.	☐	☐	☐
		☐	☐			FOR	AGAINST	ABSTAIN
					Item 3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005.	☐	☐	☐
Authority withheld to vote for the nominees you list below: (Write that nominee’s name in the space provided below.)								WILL ATTEND
					If you plan to attend the Annual Meeting, please mark the WILL ATTEND box			☐

Signature ________________________________ Signature ________________________________ Date ________________
NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

Ù FOLD AND DETACH HERE Ù

Mark, sign and date your proxy

card and return it in the enclosed

postage-paid envelope.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

HYDRIL COMPANY

     The undersigned hereby appoints Chris D. North and Andrew W. Ricks, and each of them, with power to act without the others, and with power of substitution, as proxies and attorneys-in-fact of the undersigned and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Hydril Company Common Stock and Hydril Company Class B Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held May 17, 2005 or any adjournment thereof, on the matters set forth on the reverse side and in their discretion, to vote upon such other business as may properly come before such Meeting, with all powers which the undersigned would possess if present at such Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù